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EXHIBIT 1A-6

MATERIAL CONTRACTS

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EVOLUTION DEVELOPMENT GROUP, INC.

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2018 EQUITY INCENTIVE PLAN

Evolution Development Group, Inc., a Florida corporation, has adopted this Equity Incentive Plan, effective as of October 4, 2018, for the benefit of its directors and certain key employees and consultants on the terms and conditions provided in this Plan.

1.Definitions.  As used in this Plan, the following capitalized terms have the meanings set forth below:

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means any right granted under this Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Stock Appreciation Right, a Restricted Award, a Performance Share Award, or any Other Equity-Based Award.

“Award Agreement” means a written agreement, certificate, or other document or instrument evidencing the terms and conditions of an individual Award granted under this Plan, which may, in the discretion of the Company, be transmitted electronically to any Participant, and each of which will be subject to the terms and conditions of this Plan.

“Beneficial Owner” has the meaning assigned to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular person, the person will be deemed to have beneficial ownership of all securities that the person has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only after the passage of time.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cause” means, unless the applicable Award Agreement provides otherwise:

With respect to an Employee or Consultant: (a) if there is a service or employment agreement between the Participant and the Company or an Affiliate and the agreement contains a definition of “Cause,” the definition contained in that agreement; or (b) if no such agreement exists or, if the agreement does not define Cause:

(i)  the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony under federal law or the law of the state in which the action occurred;

(ii)  the Participant’s disloyalty or dishonesty in the course of fulfilling his or her duties to the Company or any Affiliate;

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(iii)  the Participant’s disclosure of Company or Affiliate trade secrets or breach of any confidentiality agreement between the Participant and the Company or any Affiliate, any agreement containing any non-disclosure obligations between the Company or any Affiliate and any third party, or any similar agreement;

(iv)  willful and deliberate failure of the Participant to perform duties in any material respect;

(v)the Participant’s commission of an act of theft, fraud, or embezzlement against the Company or any of the Company’s Affiliates, customers, suppliers, vendors, partners, licensors, or licensees;

(vi)the Participant’s gross negligence in the performance of her or his duties;

(vii)the Participant’s violation of any of the written policies and procedures of the Company or any Affiliate;

(viii)the Participant’s breach of a fiduciary duty of loyalty owed to the Company or any Affiliate by knowingly engaging (without disclosure to and approval of the Board) in any act that constitutes the receipt of an improper personal benefit, the usurpation of a business opportunity of the Company or any Affiliate, or a transaction with the Company or any Affiliate in which the Participant has a conflict of interest with the Company or the Affiliate; or

(ix)  any other events as may be determined in good faith by the Board.

With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (c) false or fraudulent misrepresentation inducing the Director’s appointment; (d) willful conversion of corporate funds; or (e) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Board has the sole discretion to determine whether Cause exists and all matters and questions relating to whether a Participant has been discharged for Cause, and the Board’s determination will be final.

“Change in Control” means the occurrence of any of the following:

(a)  one person (or more than one person acting as a group) acquires ownership of capital stock that, together with the capital stock held by the person or group, constitutes more than 50% of the total Fair Market Value or total voting power of the Stock of the Company; provided that, a Change in Control will not occur if any person (or more than one person acting as a group) owns more than 50% of the total Fair Market Value or total voting power of the Stock and acquires additional Stock;

(b)  one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets

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from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before the acquisition;

(c)one person (or more than one person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company;

(d) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election.

Notwithstanding the foregoing, a Change in Control will not occur unless the transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued under that Code.

“Common Stock” means the Class B Common Stock of the Company, or any other securities of the Company as may be designated by the Board from time to time in substitution for the Class B Common Stock.

“Company” means Evolution Development Group, Inc., a Florida corporation, or any successor to its assets or business that becomes bound by all the terms and provisions of this Plan by agreement, operation of law, or otherwise.

“Consultant” means any individual or entity that performs bona fide services for the Company or an Affiliate, other than as an Employee or Director.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant, or Director, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant, or Director or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence will only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Board or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave, or any other personal or family leave of absence. The Board or its delegate, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, will be deemed to result in a termination of Continuous Service for purposes of affected Awards, and that decision will

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be final, conclusive and binding.

“Detrimental Activity” means any of the following: (a) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (b) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Affiliates for Cause; (c) the breach of any non-competition, non-solicitation, non-disparagement, or other agreement containing restrictive covenants, with the Company or any Affiliate; (c) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Board in its sole discretion; or (e) any other conduct or act determined to be materially injurious, detrimental, or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Board in its sole discretion.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement provides otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10, the term Disability will have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability will be determined under procedures established by the Board. Except in situations where the Board is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 within the meaning of Section 22(e)(3) of the Code, the Board may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning provided in Section 14.12.

“Effective Date” means October 4, 2018.

“Employee” means an employee of the Company or any Affiliate (including an Officer or Director), provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee means an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code.  Mere service as a Director or payment of a director’s fee by the Company or an Affiliate is not sufficient to constitute “employment” by the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined as follows:  (a) if the Common Stock is listed on any established stock exchange or a national market system, including the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value will be the closing price of a share of Common Stock (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on the exchange or system on the day of determination, as reported in the Wall Street Journal; (b) if the shares are not listed on an established stock exchange or national market system, but there is a public market for the shares of Common Stock on the applicable date, the closing price of the shares as reported or quoted on the immediately preceding date; and (c) in the

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absence of an established or public market for the Common Stock, the Fair Market Value will be determined in good faith by the Board after taking into consideration all factors that it deems appropriate, including Sections 409A and 422 of the Code, and that determination will be conclusive and binding on all persons.

“Fiscal Year” means the Company’s fiscal year.

“Good Reason” means, unless the applicable Award Agreement states otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or any of its Affiliates and the agreement provides for a definition of Good Reason, the definition contained in that agreement; or

(b) If no such agreement exists or if the agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status, or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than 35 miles.

“Grant Date” means the date on which the Board adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in the resolution, then the date as is set forth in the resolution.

“Incentive Stock Option” means an Option that is designated by the Board as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in this Plan.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

 “Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated under Section 16.

“Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to this Plan.

“Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, any other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Common Stock may be purchased upon the exercise of an Option.

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“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Performance Share Award that is granted under Section 7.4 and is payable by delivery of Common Stock or that is measured by reference to the value of Common Stock.

“Participant” means an eligible person to whom an Award is granted pursuant to this Plan or, if applicable, any other person who holds an outstanding Award. A Director, Employee, or Consultant becomes a Participant upon the person’s acknowledgement, execution, and delivery to the Company of an Award Agreement.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based on business criteria or other performance measures determined by the Board in its discretion.

“Performance Period” means the one or more periods of time not less than one fiscal quarter in duration, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award.

“Performance Share” means the grant of a right to receive a number of actual shares of Common Stock or share units based upon the performance of the Company during a Performance Period, as determined by the Board.

“Performance Share Award” means any Award granted pursuant to Section 7.3 of this Plan.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Board in connection with a program established and approved by the Board pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) all other transferees as may be permitted by the Board in its sole discretion.

“Plan” means this Evolution Development Group, Inc. 2018 Equity Incentive Plan, as originally adopted by the Company, and as amended, modified, restated, or supplemented from time to time in accordance with its terms.

“Related Rights” has the meaning set forth in Section 7.1(a).

“Restricted Award” means any Award granted pursuant to Section 7.2(a).

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“Restricted Period” has the meaning set forth in Section 7.2(a).

“Restricted Stock” means Common Stock, subject to certain specified restrictions (including a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of this Plan.

“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities, or other property, subject to certain restrictions (including a requirement that the Participant provide Continuous Service for a specified period of time) granted under Section 7 of this Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means the shares of common stock of the Company.

“Stock Appreciation Right” means the right pursuant to an Award granted under Section 7.1 to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (a) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (b) the exercise price specified in the Stock Appreciation Right Award Agreement.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Substitute Award” has the meaning set forth in Section 4.6.

 “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

 “Total Share Reserve” has the meaning set forth in Section 4.1.

2.Purpose; Eligibility.

2.1Name.  The name of this Plan is the Evolution Development Group, Inc. 2018 Equity Incentive Plan.

2.2Purposes. The purposes of this Plan are to: (a) enable the Company and any Affiliate to attract and retain the types of Employees, Consultants, and Directors who will contribute to the Company’s long-range success; (b) provide incentives that align the interests of Employees, Consultants, and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

2.3Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants, and Directors of the Company and its Affiliates and any other individuals designated by the Board who are reasonably expected to become Employees,

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Consultants, and Directors after the receipt of Awards.

2.4Available Awards. Awards that may be granted under this Plan include: (a) Incentive Stock Options; (b) Non-qualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Awards; (e) Performance Share Awards; and (f) Other Equity-Based Awards.

3.Administration.

3.1 Authority. This Plan will be interpreted, administered, and operated by the Board, which will have complete authority in its sole discretion, subject to the express provisions of this Plan, to (a) construe, interpret, and apply this Plan and each of its provisions, (b) prescribe, amend, and rescind rules and regulations relating to this Plan, (c) authorize any person to execute, on behalf of the Company, any document required to carry out the purposes of this Plan, (d) select, subject to any limitations set forth in this Plan, those persons who constitute Participants, (e) interpret, administer, reconcile any inconsistency in, correct any defect in, or supply any omission in this Plan and any document or agreement relating to this Plan, and (f) exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of this Plan. Additionally, subject to the terms of this Plan, the Board has authority to:

(a)  determine when Awards are to be granted under this Plan and the applicable Grant Date;

(b)  from time to time select, subject to the limitations set forth in this Plan, those eligible Award recipients to whom Awards will be granted;

(c)  determine the number of shares of Common Stock to be made subject to each Award;

(d)  determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(e)  prescribe the terms and conditions of each Award, including the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to the grant;

(f)  determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Periods, and the number of Performance Shares earned by a Participant;

(g)  amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, the amendment will also be subject to the Participant’s consent;

(h)  determine the duration and purpose of leaves of absences that may be granted to

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a Participant without constituting termination of employment for purposes of this Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(i)  make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(j)  interpret, administer, reconcile any inconsistency in, correct any defect in, and supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; and

(k)  exercise discretion to make any and all other determinations that it determines to be necessary or advisable for the administration of this Plan.

The Board may delegate any of its duties under this Plan to a committee, or to any person or persons from time to time as it may designate. All decisions, interpretations, and other actions of the Board (or the committee) will be final, conclusive, and binding on all parties who have an interest in this Plan or any Award.  The Board’s determinations under this Plan need not be uniform and all Board determinations may be made selectively among Participants.  Without limiting the generality of the foregoing, the Board may make non-uniform and selective determinations, amendments, and adjustments, and enter into non-uniform and selective Award Agreements.

Notwithstanding any provision of this Plan to the contrary, neither the adoption or establishment of this Plan, the eligibility of any person for an Award of, the grant of any Award to any other person, nor anything contained in this Plan or any Award Agreement will be deemed to (i) confer on any person any right to be granted an award (other than as expressly set forth in an Award Letter signed by both the person and the Company), or (ii) require any award to any Participant to be similar to any award that is made to another Participant, regardless of whether the Participants share similar qualities, are in similar positions, have similar responsibilities, or are otherwise similar in any respect.  Nothing contained in this Plan creates or should be construed as creating a trust of any kind or any other fiduciary relationship between the Company and a Participant or any other person.

3.2No Liability.  No member of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) will be liable for any action, inaction, determination, or interpretation made by the Board with respect to this Plan or any Award.  All expenses and liabilities that members of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) incur in connection with the administration of this Plan will be borne by the Company or its successor.  No members of the Board (or any person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) will be personally liable for any action, inaction, determination, or interpretation made in good faith with respect to this Plan or any Award, and the Company or its successor shall fully indemnify and hold harmless all members of the Board (and each person or member of a committee to whom the Board delegates any duties or responsibilities with respect to this Plan) in respect of any such action, inaction, determination, or interpretation.

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3.3Reliance on Advice.  The Board may employ attorneys, consultants, accountants, appraisers, brokers, and other persons in connection with this Plan.  The Board and the officers and employees of the Company may rely on the advice, opinions, or valuations of any of those persons.

3.4Delegation. The Board may delegate administration of this Plan to a committee of one or more members of the Board, and the term “committee” will apply to any person or persons to whom that authority has been delegated. The committee may delegate to a subcommittee any of the administrative powers the committee is authorized to exercise (and references in this Plan to the Board or the committee thereafter includes the committee or subcommittee), subject, however, to any resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the committee at any time and re-vest in the Board the administration of this Plan. The Board will appoint the members of the committee, and the members of the committee will serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution for, and fill vacancies, however caused, in the committee. The committee will act pursuant to a vote of the majority of its members or, in the case of a committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members.  The committee will maintain minutes of all of its meetings and copies of those minutes must be provided to the Board. Subject to the limitations prescribed by this Plan and the Board, the committee may establish and follow any rules and regulations for the conduct of its business as it may determine to be advisable.

3.5Committee Composition. Except as otherwise determined by the Board, at any time the Company has securities registered under the Exchange Act, the committee will consist solely of two or more Non-Employee Directors. The Board will have discretion to determine whether it intends to comply with the exemption requirements of Exchange Act Rule 16b-3. However, if the Board intends to satisfy those exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the committee must be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of that authority, the Board or the committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing in this Plan creates an inference that an Award is not validly granted under this Plan if Awards are granted under this Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.6Indemnification. In addition to any other rights of indemnification as they may have as Directors or members of the committee, and to the extent allowed by applicable laws, the Company shall indemnify the committee members against the reasonable expenses, including attorney’s fees, actually incurred in connection with any suit, action, or proceeding or in connection with any appeal, to which the committee members may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the committee members in settlement (provided, however, that the settlement has been approved by the Company, which approval must not be unreasonably withheld) or paid by the committee members in satisfaction of a

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judgment in any suit, action, or proceeding, except in relation to matters as to which it is adjudged in the suit, action, or proceeding that the committee member did not act in good faith and in a manner that the person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such suit, action, or proceeding, the committee member must, in writing, offer the Company the opportunity at its own expense to handle and defend the suit, action, or proceeding.

4.  Shares Subject to this Plan.

4.1Number of Shares.  Subject to adjustment in accordance with Section 11, no more than 7,000,000 shares of the Common Stock will be available for the grant of Awards under this Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy the Awards.

4.2Available Shares.  Shares of Common Stock available for distribution under this Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares, or shares reacquired by the Company in any manner.

4.3ISO Limit. Subject to adjustment in accordance with Section 11, no more than 500,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

4.4Director Limit.  The maximum number of shares of Common Stock subject to Awards granted during a single Fiscal Year to any Director, together with any cash fees paid to the Director during the Fiscal Year may not exceed a total value of $100,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5Award Expiration.  Any shares of Common Stock subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of shares of Common Stock to which the Award related will again be available for issuance under this Plan. Notwithstanding anything to the contrary contained in this Plan, shares subject to an Award under this Plan will not again be made available for issuance or delivery under this Plan if those shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.

4.6Substitute Awards.  Awards may, in the sole discretion of the Board, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options will be counted against the ISO Limit. Subject to applicable stock exchange requirements, if any, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or

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with which the Company combines (as appropriately adjusted to reflect the acquisition or transaction) may be used for Awards under this Plan and will not count toward the Total Share Limit.

5.  Eligibility.

5.1Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Consultants, and Directors and those individuals whom the Board determines are reasonably expected to become Employees, Consultants, and Directors following the Grant Date.

5.2Ten Percent Shareholders. A Ten Percent Shareholder may not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.  Option Provisions.

Each Option granted under this Plan will be evidenced by an Award Agreement. Each Option so granted will be subject to the conditions set forth in this Section 6, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options will be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of the Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option must include (through incorporation of provisions of this Plan by reference in the Option or otherwise) the substance of each of the following provisions:

6.1Term.  Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option may be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under this Plan will be determined by the Board; provided, however, no Non-qualified Stock Option will be exercisable after the expiration of 10 years from the Grant Date.

6.2Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option must not be less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

6.3Exercise Price of a Non-qualified Stock Option. The Option Exercise Price of

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each Non-qualified Stock Option must be not less than 100% of the Fair Market Value of the Common Stock subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

6.4Consideration. The Option Exercise Price of Common Stock acquired pursuant to an Option must be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Board, upon any terms as the Board may approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the exercise price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, must be paid only by shares of the Common Stock that have been held for more than six months (or any longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).  Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 is prohibited with respect to any Award under this Plan.

6.5Transferability of an Incentive Stock Option. An Incentive Stock Option is not transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.6Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Board, be transferable to a Permitted Transferee, upon written approval by the Board to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder.

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Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.

6.7Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to any other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock. The Board may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination) but only within the period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) will immediately terminate and cease to be exercisable. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option will terminate.

6.9Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1, or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of the registration or other securities law requirements.

6.10Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise the Option as of the date of termination), but only within the period of time ending on the earlier of (a) the date 12 months following the termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in this Section 6.10 or in the Award Agreement, the Option will terminate.

6.11Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s

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death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option will terminate.

6.12Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions of the Options that exceed that limit (according to the order in which they were granted) will be treated as Non-qualified Stock Options.

6.13Detrimental Activity. Unless otherwise provided in an Award Agreement, all outstanding Options (whether or not vested) granted to a Participant will immediately terminate and cease to be exercisable on the date on which the Optionholder engages in Detrimental Activity.

7.  Provisions of Awards Other Than Options.

7.1Stock Appreciation Rights.

(a)  General.  Each Stock Appreciation Right granted under this Plan will be evidenced by an Award Agreement.  Each Stock Appreciation Right so granted will be subject to the conditions set forth in this Section 7.1, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Stock Appreciation Rights may be granted alone (“Free Standing Rights”) or in tandem with an Option granted under this Plan (“Related Rights”).

(b)  Grant Requirements.  Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted.

(c)  Term of Stock Appreciation Rights.  The term of a Stock Appreciation Right granted under this Plan will be determined by the Board; provided, however, no Stock Appreciation Right will be exercisable later than the tenth anniversary of the Grant Date.

(d)  Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Stock Appreciation Right may be subject to all other terms and conditions on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Stock Appreciation Rights may vary. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock. The Board may, but is not required to, provide for an acceleration of vesting and exercisability in the terms of any Stock

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Appreciation Right upon the occurrence of a specified event.

(e)  Exercise and Payment.  Upon exercise of a Stock Appreciation Right, the holder will be entitled to receive from the Company an amount equal to the number of shares of Common Stock subject to the Stock Appreciation Right that is being exercised multiplied by the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right or related Option. Payment with respect to the exercise of a Stock Appreciation Right will be made on the date of exercise.  Payment must be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Board in its sole discretion), cash, or a combination of cash and Common Stock, as determined by the Board.

(f)  Exercise Price.  The exercise price of a Free Standing Right will be determined by the Board, but must not be less than 100% of the Fair Market Value of one share of Common Stock on the Grant Date of the Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction with the grant or in the alternative will have the same exercise price as the related Option, will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, may be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share of the Option and no Stock Appreciation Rights may be granted in tandem with an Option unless the Board determines that the requirements of Section 7.1(b) are satisfied.

(g)  Reduction in the Underlying Option Shares.  Upon any exercise of a Related Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right has been exercised. The number of shares of Common Stock for which a Related Right is exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which the Option has been exercised.

7.2Restricted Awards.

(a)  General.  A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that the Restricted Award may not be sold, assigned, transferred, or otherwise disposed of, pledged, or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for the period (the “Restricted Period”) the Board determines. Each Restricted Award granted under this Plan must be evidenced by an Award Agreement.  Each Restricted Award so granted must be subject to the conditions set forth in this Section 7.2, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

(b)  Restricted Stock and Restricted Stock Units.

(i)  Each Participant granted Restricted Stock must execute and deliver to the

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Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to the Restricted Stock. If the Board determines that the Company will hold the Restricted Stock or place the Restricted Stock in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Board may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Board, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Stock covered by the agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, the Award will be null and void. Subject to the restrictions set forth in the Award, the Participant generally will have the rights and privileges of a shareholder as to the Restricted Stock, including the right to vote the Restricted Stock (if the Restricted Stock has voting rights) and the right to receive dividends.

(ii)  The terms and conditions of a grant of Restricted Stock Units will be reflected in an Award Agreement. No shares of Common Stock will be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant will have no voting rights with respect to any Restricted Stock Units granted under this Plan. The Board may also grant Restricted Stock Units with a deferral feature, whereby settlement is deferred beyond the vesting date until the occurrence of a future payment date or event set forth in an Award Agreement (“Deferred Stock Units”). At the discretion of the Board, each Restricted Stock Unit or Deferred Stock Unit (representing one share of Common Stock) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be paid currently (and in no case later than the end of the calendar year in which the dividend is paid to the holders of the Common Stock or, if later, the 15th day of the third month following the date the dividend is paid to holders of the Common Stock).

(c)  Restrictions.

(i)  Restricted Stock awarded to a Participant will be subject to the following restrictions until the expiration of the Restricted Period, and to all other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant will not be entitled to delivery of the stock certificate; (B) the shares will be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares will be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent the shares are forfeited, the stock certificates will be returned to the Company, and all rights of the Participant to the shares and as a shareholder with respect to the shares will terminate without further obligation on the part of the Company.

(ii)  Restricted Stock Units and Deferred Stock Units awarded to any Participant will be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable Performance Goals during the period, to the extent provided in the applicable Award Agreement, and to the extent the Restricted Stock Units or Deferred Stock Units are forfeited, all rights of the Participant to the Restricted Stock Units or Deferred Stock Units will terminate without further obligation on the part of the Company and (B) all other terms and conditions as may be set forth in the applicable Award Agreement.

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(iii)  The Board has the authority to remove any or all the restrictions on the Restricted Stock, Restricted Stock Units, and Deferred Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units or Deferred Stock Units are granted, the action is appropriate.

(d)  Restricted Period.  With respect to Restricted Awards, the Restricted Period will commence on the Grant Date and end at the time or times set forth on a schedule established by the Board in the applicable Award Agreement.  No Restricted Award may be granted or settled for a fraction of a share of Common Stock. The Board may, but is not required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

(e)  Delivery of Restricted Stock and Settlement of Restricted Stock Units.  Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.2(c) and the applicable Award Agreement will be of no further force or effect with respect to the shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon the expiration, the Company will deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at the expiration of the deferral period with respect to any outstanding Deferred Stock Units, the Company will deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock for each such outstanding vested Restricted Stock Unit or Deferred Stock Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Board may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock for Vested Units. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of the payment will be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed in the case of Restricted Stock Units, or the delivery date in the case of Deferred Stock Units, with respect to each Vested Unit.

(f)  Stock Restrictions. Each certificate, if any, representing Restricted Stock awarded under this Plan will bear a legend in the form the Company deems appropriate.

7.3Performance Share Awards.

(a)  Grant of Performance Share Awards.  Each Performance Share Award granted under this Plan will be evidenced by an Award Agreement. Each Performance Share Award so granted will be subject to the conditions set forth in this Section 7.3, and to all other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. The Board has the discretion to determine: (i) the number of shares of Common Stock or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions, and restrictions of the Award.

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(b)  Earning Performance Share Awards.  The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Board are attained within the applicable Performance Period, as determined by the Board.

7.4Other Equity-Based Awards. The Board may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in amounts and subject to all conditions as the Board may determine in its sole discretion. Each Equity-Based Award will be evidenced by an Award Agreement and will be subject to all conditions, not inconsistent with this Plan, as may be reflected in the applicable Award Agreement.

8.  Securities Law Compliance.

Each Award Agreement will provide that no shares of Common Stock will be purchased or sold pursuant to this Plan and the Award Agreement unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in the form and containing all provisions as the Board may require. The Company will use reasonable efforts to seek to obtain from each regulatory agency or commission having jurisdiction over this Plan any authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking does not require the Company to register under the Securities Act this Plan, any Award, or any Common Stock issued or issuable pursuant to any an Award. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory agency or commission the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of the Awards unless and until that authority is obtained.

9.  Use of Proceeds from Stock.

Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise of an Award, will constitute general funds of the Company.

10.  Miscellaneous.

10.1Acceleration of Exercisability and Vesting. The Board has the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part of an Award will vest in accordance with this Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

10.2Shareholder Rights. Except as provided in this Plan or an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is before the date the Common Stock certificate is issued, except as provided in Section 11.

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10.3No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant to this Plan confers upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

10.4Transfer; Approved Leave of Absence. For purposes of this Plan, no termination of employment by an Employee will be deemed to result from either (a) a transfer of employment to the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject to Section 409A.

10.5Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Board, a Participant may satisfy any local, state, or federal tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of those means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.  Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company is authorized to withhold from any amounts payable to any Participant with respect to an Award, and to pay over to any governmental authority, any amounts required to be withheld pursuant to the Code or any provisions of any other local, state, federal, or foreign law. Any amounts withheld pursuant to this Section 10.5 will be treated as paid to the Participant for all purposes relating to this Plan.

11.  Adjustments Upon Changes in Stock.

In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock split, stock dividend, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under this Plan and any Award Agreements, the exercise price of Options and Stock Appreciation Rights, the Performance Goals to which Performance Share Awards are subject, the maximum number of shares of Common Stock subject to all Awards stated in Section 4 will be equitably adjusted or

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substituted, as to the number, price, or kind of a share of Common Stock or other consideration subject to those Awards to the extent necessary to preserve the economic intent of the Award. In the case of adjustments made pursuant to this Section 11, unless the Board specifically determines that the adjustment is in the best interests of the Company or its Affiliates, the Board shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification, extension, or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and, in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 11 will not constitute a modification of the Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 11 will be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company will give each Participant notice of an adjustment under this Section 11 and, upon notice, the adjustment will be conclusive and binding for all purposes.

12.  Effect of Change in Control.

12.1Unless otherwise provided in an Award Agreement, notwithstanding any provision of this Plan to the contrary:

(a)  Options/SARs/Restricted Stock.  In the event of a Participant’s termination of Continuous Service by the Company or any Affiliate without Cause or by the Participant for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights granted to the Participant will become immediately exercisable with respect to 100% of the shares subject to the Options or Stock Appreciation Rights, and the Restricted Period will expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s termination of Continuous Service.

(b)Performance Share Awards.  With respect to Performance Share Awards, in the event of a Participant’s termination of Continuous Service by the Company or any Affiliate without Cause or by the Participant for Good Reason, in either case, within 12 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s termination of Continuous Service.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) and (b) will occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control with respect to the shares of Common Stock subject to their Awards.

12.2  In addition, in the event of a Change in Control, the Board may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders of those Awards, in cash or stock, or any combination thereof, the value of those Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share of

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Common Stock in connection with the Change in Control, the Board may cancel the Option or Stock Appreciation Right without the payment of consideration.

12.3 The obligations of the Company under this Plan will be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

13.  Amendment of Plan and Awards.

13.1Amendment and Termination of Plan. The Board may, at any time and from time to time, in its discretion, alter, amend, modify, suspend, or terminate this Plan or any portion of it without prior notice to or the consent of a Participant; provided, however, that no such amendment, modification, suspension, or termination will, without the consent of a Participant, adversely affect the Participant’s rights with respect to an Award granted to him or her before the Board action, and provided, further, that, no payment of benefits will occur upon termination of this Plan unless the requirements of Section 409A of the Code have been met.  However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable law. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.

For avoidance of doubt, the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants, and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring this Plan and Awards granted under it into compliance with those provisions.

13.2Shareholder Approval. At the time of an amendment, the Board will determine, upon advice from counsel, whether any amendment to this Plan will be contingent on shareholder approval.

13.3Amendment of Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Board may not effect any amendment that would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

14.  General Provisions.

14.1Forfeiture Events. The Board may specify in an Award Agreement that the Participant’s rights, benefits, and payments with respect to an Award are subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Those events may include breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the

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Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

14.2Clawback. Notwithstanding anything to the contrary in this Plan, the Board may, in its sole discretion, provide in an Award Agreement or otherwise that the Board may cancel an Award if the Participant has engaged in or engages in any Detrimental Activity. The Board may, in its sole discretion, also provide in an Award Agreement or otherwise that (a) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise, or settlement of any Award, and must repay the gain to the Company, and (b) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including by reason of a financial restatement, mistake in calculations, or other administrative error), then the Participant will be required to repay the excess amount to the Company. Without limiting the foregoing, all Awards will be subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable laws.

14.3Other Compensation Arrangements. Nothing contained in this Plan prevents the Board from adopting other or additional compensation arrangements, subject to shareholder approval if that approval is required; and those arrangements may be either generally applicable or applicable only in specific cases.

14.4Sub-Plans. The Board may from time to time establish sub-plans under this Plan for purposes of satisfying tax, securities, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans must contain any limitations and other terms and conditions as the Board determines are necessary or desirable. All sub-plans will be deemed a part of this Plan, but each sub-plan will apply only to the Participants in the jurisdiction for which the sub-plan was designed.

14.5Deferral of Awards. The Board may establish one or more programs under this Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that, absent the election, would entitle the Participant to payment or receipt of shares of Common Stock or other consideration under an Award. The Board may establish the election procedures, the timing of those elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and those other terms, conditions, rules, and procedures that the Board deems advisable for the administration of the deferral program.

14.6Unfunded Plan. This Plan will be unfunded. Neither the Board nor the Company is required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under this Plan.

14.7Recapitalizations. Each Award Agreement must contain provisions required to reflect the provisions of Section 11.

14.8Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for

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purposes of this Plan, 30 days will be considered a reasonable period of time.

14.9No Fractional Shares. No fractional shares of Common Stock will be issued or delivered pursuant to this Plan. The Board will determine whether cash, additional Awards, or other securities or property will be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

14.10Other Provisions. The Award Agreements authorized under this Plan may contain all other provisions not inconsistent with this Plan, including restrictions upon the exercise of Awards, as the Board may deem advisable.

14.11Section 409A. To the extent applicable, the Company intends that this Plan comply with the requirements of Section 409A of the Code and will be applied, operated, and interpreted consistent and in accordance with that intent.  All payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code will not be treated as deferred compensation unless required otherwise by applicable law. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s termination of Continuous Service will instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, (a) neither the Company nor the Board makes any representation that this Plan complies with Section 409A of the Code, (b) neither the Company nor the Board will have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and (c) neither the Company nor the Board will have any liability to any Participant, any other person, or otherwise if this Plan or any grant, vesting, or payment of any Award are subject to the additional tax and penalties under Section 409A of the Code.  Each Participant is fully responsible for any and all taxes or other amounts imposed by Section 409A of the Code.

14.12Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of the Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of the Incentive Stock Option (a “Disqualifying Disposition”) will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of those shares of Common Stock.

14.13Section 16. At any time that the Company has any class of securities registered under the Exchange Act, it is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3, as promulgated under Section 16 of the Exchange Act, so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 14.13, that provision to the extent possible will be interpreted and deemed amended so as to avoid the conflict.

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14.14Beneficiary Designation. Each Participant under this Plan may from time to time name any beneficiary or beneficiaries to receive the Participant’s interest in this Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, will be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a beneficiary, then the Participant’s designated beneficiary will be deemed to be the Participant’s estate.

14.15Expenses. The Company shall pay the costs of administering this Plan.

14.16Severability.  If a provision of this Plan or any Award Agreement (or the application of it) is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Plan or the Award Agreement and will not affect the validity or interpretation of the other provisions of this Plan or the Award Agreement or the application of that provision to a person or circumstance to which it is valid and enforceable.

14.17Entire Plan; References. This Plan, together with each Award Agreement, contains the entire understanding of the Company and each particular Participant relating to the grant of any Award to the Participant, and supersedes any prior or contemporaneous agreement, representation, or understanding, oral or written, between the Company and any Participant with respect to the grant of any Award to the Participant.  Unless otherwise expressly stated, a reference in this Plan to a section is to a section of this Plan.

14.18Governing Law; Venue.  This Plan will be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States of America, without regard to principles of conflicts of laws.  The Company and each Participant (a) consent to the personal jurisdiction of the state and federal courts having jurisdiction in Lee County, Florida, (b) stipulate that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Plan or any Award Agreement is the Circuit Court for Lee County, Florida, for a state court proceeding, or the United States District Court for the Middle District of Florida – Ft. Myers Division, for a federal district court proceeding, and (c) waive any defense, whether asserted by motion or pleading, that the Circuit Court for Lee County, Florida, or the United States District Court for the Middle District of Florida – Ft. Myers Division, is an improper or inconvenient venue.

14.19Jury Trial Waiver.  EACH PARTICIPANT AND THE COMPANY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT BETWEEN THEM THAT ARISES AT ANY TIME OUT OF THIS PLAN OR ANY AWARD AGREEMENT, WHETHER AT LAW OR IN EQUITY, WHETHER BASED ON A CLAIM OR COUNTERCLAIM ARISING BEFORE OR AFTER THE EFFECTIVE DATE OF THIS PLAN, REGARDLESS OF THE NATURE OF THE CLAIM OR COUNTERCLAIM, AND INCLUDING CLAIMS UNDER TORT, CONTRACT, CORPORATE, AND EMPLOYMENT LAWS.  ANY COURT PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT A JURY.

14.20Notices.  All communications relating to matters arising under this Plan

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must be in writing and will be deemed to have been duly given when hand delivered or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address on file with the Company and, if to the Company, to Evolution Development Group, Inc., 10949 Esteban Drive, Ft. Myers, Florida 33912, Attn: President, or to such other address as a person may have furnished to the other in writing in accordance with this Section, except that notice of a change of address will be effective only upon actual receipt.  A validly given and delivered communication with respect to this Plan will be effective and “received” for purposes of this Plan on the earlier of (a) the day when it is actually received, if it is delivered personally or by commercial courier, or (b) the fifth day after it is postmarked by the United States Postal Service, if it is delivered by first class, postage prepaid, United States certified mail.

14.21Recurring Words; Interpretation. As used in this Agreement, (a) the words “include” and “including” are always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) words in the singular number include words in the plural number and vice versa, (d) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of state and federal courts in the United States of America, (e) the term “governmental authority” includes a government, a public body or authority, and any domestic governmental body, unit, agency, authority, department, or subdivision, whether local, state, regional, or national, (f) “beneficiary” means any person designated in accordance with Section 14.14 that is entitled to receive benefits, if any, under this Plan that are payable upon or after a Participant’s death pursuant to the terms of this Plan, and (g) the word “person” includes, in addition to a natural person, a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a governmental authority. No rule of strict construction will be applied against the Company, the Board, or any other person in the interpretation of any of the terms of this Plan, any Award Agreement, or any rule or procedure established by the Board. The titles, captions, and headings preceding the text of the sections of this Plan have been inserted solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect.

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EMPLOYMENT AGREEMENT

(Michael L. Perry)

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This Employment Agreement (this “Agreement”) is executed by the undersigned employee (“Executive”) and Evolution Development Group, Inc. (“Employer”), a Florida corporation, to record their following agreement:

1.Employment.

Subject to the terms and conditions of this Agreement, Employer employs Executive in the capacity stated on Addendum A, and Executive shall serve as an employee of Employer in that capacity.  Executive shall diligently perform to the satisfaction of Employer and under the direction of Employer’s Chief Operating Officer the duties that are stated in this Agreement and any additional duties that are assigned to Executive from time to time by Employer.  Additionally, Executive shall, if requested, also serve as an officer or director of any Affiliate for no additional compensation.

At all times while employed by Employer, Executive shall devote Executive’s full, best, and dedicated efforts and all of Executive’s working hours (subject to holidays, sick leave, vacation time, and any other absent time allowed by Employer) to the faithful performance of Executive’s employment duties, shall exclusively serve and promote the business interests of Employer in good faith, with loyalty and fidelity, and shall comply with all laws and all rules, policies, practices, directives, procedures, and regulations of Employer.  This Agreement does not restrict Executive’s right while employed by Employer to make passive investments in other businesses that do not require any active services or participation on Executive’s part or to engage in any business activity described on Addendum A or any other business activities approved by the Board of Directors of Employer (the “Board”), so long as those authorized business activities do not interfere with the performance of Executive’s employment duties.  Employer does not have any interest in the gains, profits, or income that Executive derives from his passive investments or authorized business activities.  In addition, Executive may serve in any volunteer capacity with one or more civic, trade, religious, charitable, and educational organizations, so long as the volunteer service does not interfere with the performance of Executive’s employment duties.

2.Compensation.

Until the termination of Executive’s employment under this Agreement, and for all services rendered by Executive for the benefit of Employer or any existing or future parent, subsidiary, or other business organization with which Employer must consolidate the reporting of its financial information pursuant to generally accepted accounting principles (an “Affiliate” ), Employer shall pay to Executive the salary specified on Addendum A in installments in accordance with Employer’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly, subject to adjustment at any time in the sole discretion of Employer.  If Executive’s employment with Employer under this Agreement does not begin on the first day of a pay period, Executive’s salary for the first and last pay periods under this Agreement will be prorated based on the actual number of work days that Executive was employed by Employer during the pay period.  Executive is not entitled to any severance compensation on the termination of his employment, except as stated in this Agreement.

Employer may withhold from any amount payable under this Agreement any local, state, federal, or foreign taxes in order for Employer to satisfy any withholding tax obligation it may have under any applicable law.  Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by Employer providing for clawback or recovery of amounts that were paid to Executive. Employer will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law.

3.Fringe Benefits.

Employer shall provide or make available to Executive the fringe benefits that are generally provided or made available to all its employees, as in effect from time to time, on terms and conditions at least as favorable as those benefits are provided to its other employees, consistent with Employer’s practices and governing benefit plan requirements (including plan eligibility provisions).  All fringe benefits provided generally by Employer to all its employees are subject to revision, deviation, or elimination at any time in any way in the sole discretion of Employer.  Executive does not have any entitlement to the continuation of any fringe benefit or other employment practice of Employer.

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4.Business Expenses.

Employer shall fully reimburse Executive for all travel, lodging, entertainment, and other out-of-pocket expenses that are incurred by Executive in the good faith performance of Executive’s employment duties under this Agreement and that Employer (in its sole discretion) determines to be both reasonable in amount and ordinary and necessary to Employer’s business.  In addition, all travel by Executive in connection with Employer’s business must be approved in advance by Employer’s President or any other officer of Employer who is designated by the President of Employer to approve business travel by Executive.  As a condition of reimbursement of expenses, Executive shall submit to Employer appropriate evidence and itemization of all reimbursable expenses in accordance with Employer’s expense reimbursement policies, practices, and procedures.

5.Term of Employment; Effective Date.

(a) Employment Term.  Subject to the termination provisions of this section, the period of Executive’s employment by Employer under this Agreement is for the initial term stated on Addendum A and will renew automatically for successive one-year terms on January 1 of each year after the initial term, unless either party notifies the other to the contrary at least 30 days before the end of the then-current term of employment.  As used in this Agreement, the term “Employment Period” means the initial period of employment specified on Addendum A and includes any and every renewal period of employment.  The restrictive covenants of Executive in section 10 will survive the termination of Executive’s employment with Employer under this Agreement for the periods of time specified in that section.

Executive’s employment with Employer pursuant to this Agreement is terminable by either party at any time before the expiration of the Employment Period, with or without cause or good reason, with 30 days’ advance written notice, except for a termination by Employer “with cause.”  A termination of Executive’s employment under this Agreement will be effective on the 30th day after the effective date of the notice of resignation or termination, except that a termination by Employer “with cause” will be effective on the date when the party terminating the employment notifies the other party of the termination, specifying the reason for the termination.  Notwithstanding the effective date of a termination, Employer may require Executive to cease working for Employer and refrain from entering the business premises of Employer at any time after Employer notifies Executive or Executive notifies Employer of the termination.  In addition, if Executive is arrested or indicted for a felony criminal offense, Employer in its sole discretion may suspend Executive without pay from providing services to Employer, without terminating Executive’s employment under this Agreement.

Employer may terminate Executive’s employment “with cause” for any of the following reasons:

(i)Executive knowingly violates any law (other than a traffic violation or similar offense);

(ii)Executive engages in any conduct or activity that is injurious to the reputation of Executive or Employer;

(iii)Executive violates any rules, policies, practices, directives, procedures, or regulations of Employer;

(iv)Executive fails to perform the duties reasonably assigned to Executive pursuant to this Agreement;

(v)Executive breaches any provision of this Agreement and does not cure the breach within 30 days after Employer gives Executive notice of the breach;

(vi)Executive disregards or fails to perform to the satisfaction of Employer any of Executive’s obligations to Employer under this Agreement;

(vii)Executive commits a material act or omission constituting fraud, dishonesty, gross negligence, or willful misfeasance with respect to Employer, any Affiliate, or any athlete, customer, subscriber, or supplier of Employer or any Affiliate or any sponsor of any Employer athlete;

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(viii)Executive intentionally takes any action or omits to take any action that results (or is reasonably likely to result) in a significant and reasonably foreseeable detriment to Employer, including making an unauthorized disclosure of any “Proprietary Information” (as defined in section 10) or giving any competitor of Employer assistance in the conduct of its business;

(ix)Executive aids, abets, or commits any theft, conversion, or embezzlement from Employer, any Affiliate, or any athlete or athlete sponsor, or any criminal offense (whether a felony or a misdemeanor) that involves moral turpitude that materially and adversely affects Employer or Executive’s ability to perform to the reasonable satisfaction of Employer any significant employment duties or other obligations of Executive under this Agreement;

(x) Executive breaches a fiduciary duty of loyalty owed to Employer as an officer or director of Employer by knowingly engaging (without disclosure to and approval of the Board) in any act that constitutes the receipt of an improper personal benefit, the usurpation of a business opportunity of Employer, or a transaction with Employer in which Executive has a conflict of interest with Employer;

(xi)Executive accepts any property or payment (including a commission) from a third party doing business with Employer or any Affiliate without turning over the property or payment to Employer, the appropriate Affiliate, or the designee of Employer or the Affiliate or Executive makes any payment or transfers any property to any person for the purpose of inducing the person to do business (or continue to do business) with Employer or any Affiliate, except for payments for goods and services provided on standard terms and conditions in the usual and ordinary course of business; or

(xii)Executive refuses to submit to a drug or alcohol test to be administered by or on behalf of Employer in accordance with any drug-free workplace program established by it pursuant to applicable law; or the result of any drug or alcohol test administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program indicates the presence in Executive’s system of alcohol, a narcotic, a barbiturate, or a controlled substance at a level prohibited by that drug-free workplace program; or Employer determines in good faith, based on the results of one or more drug or alcohol tests administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program, that Executive demonstrates a dependence on alcohol, narcotics, barbiturates, or controlled substances.

The determination as to whether any reason for the termination of Executive’s employment with cause exists or has occurred will be made in good faith by Employer.  For purposes of this Agreement, a termination of Executive’s employment with Employer under this Agreement will be “without cause” if Employer terminates Executive’s employment for any reason other than death or with cause.

In addition, during and after the period of Executive’s employment with Employer pursuant to this Agreement, Executive shall cooperate with Employer and its Affiliates, and furnish to Employer or any Affiliate any information regarding Employer, any  Affiliate, or the business affairs of Employer or any Affiliate that Executive possesses, as reasonably requested by Employer with reasonable advance notice in connection with any claim or legal action in which Employer is or becomes a party.  Employer shall reimburse Executive for reasonable expenses incurred in connection with Executive’s cooperation and, to the extent that Executive is required to spend substantial time on these matters, Employer shall compensate Executive at an hourly rate based on Executive’s Salary on the Termination Date.

(b)Effective Date.  This Agreement will not become effective, notwithstanding the execution and delivery by its parties, until the Effective Date (as defined below) and will become effective only if the conditions set forth in this section 5(b) occur. This Agreement will become effective as of October 4, 2018 (the “Effective Date”), only if (i) Employer has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings, whether pursuant to Regulation D, Regulation A+, or otherwise (the “Offerings”), and (ii) both parties have executed this Agreement and delivered a signed copy to the other party.   On the date on which Employer receives proceeds from the Offerings that in the aggregate have provided $4,000,000 in [gross/net] offering proceeds to Employer (the “Closing Date”), this Agreement will become effective as of the Effective Date.  Within 30 days after the Closing Date, Employer shall pay to Executive all salary specified in this Agreement for the period beginning on October 4, 2018, through the Closing Date in a lump sum.

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Notwithstanding the foregoing, Employer may declare this Agreement null and void at any time before the Closing Date by notice to Executive, for any reason or no reason at all and, if Employer declares this Agreement null and void in accordance with this section 5(b), this Agreement will have no force and effect and no party to this Agreement will have any duty, liability, or obligation to the other party as a result of the execution and delivery of this Agreement.

6.Severance Benefits.

If Employer terminates the employment of Executive “without cause,” Employer shall pay to Executive, as severance compensation, his base salary in effect as of the effective date of the termination of Executive’s employment with Employer under this Agreement (the “Termination Date”) for a period of six months after the Termination Date. The severance compensation payable to Executive pursuant to this Agreement will not be reduced by the amount of any income that Executive earns or could earn from alternative employment during the remainder of the employment period.  Employer waives any duty that Executive might have under law to mitigate damages by seeking alternative employment.

7.Death of Executive.

Executive’s employment with Employer will terminate immediately on the death of Executive, and Employer’s compensation obligations to Executive under this Agreement will cease as of the date of death, except that Employer shall pay to Executive’s heirs or estate any and all earned but unpaid salary that is owed to Executive through the date of death.

8.Intellectual Property Rights.

While employed by Employer and when Executive ceases to be employed by Employer for any reason, Executive shall promptly and fully disclose in writing to Employer, and hold in trust for the sole right and benefit of Employer, all copy, ideas, plans, designs, methods, scripts, concepts, processes, formulae, recordings, techniques, discoveries, inventions, know-how, developments, improvements, trade secrets, advertising and promotional materials, computer programs, software, applications, specification, source codes, and object codes, operating systems, software development, and other proprietary data, records, knowledge, and information that Executive solely or jointly knows, creates, conceives, develops, or reduces to practice while employed by Employer (collectively “Intellectual Property”), whether or not patentable or capable of copyright or trademark registration, and whether or not created, conceived, developed, or reduced to practice during normal working hours, at the request of Employer, or before or after the execution date of this Agreement.  By executing this Agreement, Executive assigns and transfers unconditionally all of Executive’s right, title, and interest in and to all Intellectual Property to Employer. While employed by Employer and at all times thereafter, Executive shall do all things, and execute all documents, including applications for patents, copyrights, and trademarks, and for renewals, extensions, and divisions thereof, that Employer may reasonably request to create, enforce, or evidence Employer’s rights to any Intellectual Property.  If Employer is unable for any reason whatsoever to obtain Executive’s signature or assistance, Executive irrevocably appoints Employer, and each of its officers, as Executive’s agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in the name and behalf of Executive any document required to prosecute or apply for any foreign or United States patent, copyright, trademark, or other proprietary protection, including renewals, extension, and divisions, and to do all other lawful acts to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection, all with the same legal force and effect as if done or executed by Executive.

9.No Other Employment Restrictions.

Executive represents and warrants to Employer that Executive is not a party to any restrictive covenant limiting Executive’s right to work or perform services for Employer in any capacity.  Executive shall indemnify and hold harmless Employer and its Affiliates from all costs, damages, and liabilities that any of them incurs in connection with any claim or lawsuit arising out of any restrictive contract, covenant, or agreement to which Executive is subject on the date of this Agreement or, if earlier, the date when Executive first became an employee of Employer or any Affiliate.  For avoidance of doubt, as used in this section, the word “costs” has the meaning indicated in section 18.     In addition, Executive and Employer agree that it is important for any prospective employer to be aware of this Agreement, so that disputes concerning this Agreement can be avoided in the future. Therefore, Executive shall notify any subsequent employer of the restrictive covenants contained

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in this Agreement and deliver a copy of that notice to Employer before Executive commences employment with any subsequent employer. In addition, Executive authorizes Employer to provide a copy of this Agreement to third parties, including Executive’s subsequent, anticipated, or possible future employer.  To the extent that they exist, Executive will not disclose to Employer or any Affiliate any of Executive’s previous employer’s trade secrets or confidential information.

10.Restrictive Covenants.

Executive understands and acknowledges that Employer and its Affiliates have invested, and continue to invest, substantial time, money, and specialized knowledge into developing their resources, creating fan, customer, sponsor, subscriber, and athlete bases, generating fan, customer, sponsor, subscriber, and athlete lists and potential fan, customer, sponsor, subscriber, and athlete lists, training its employees, and improving its offerings in its industry. Executive understands and acknowledges that as a result of these efforts, Employer and its Affiliates have created, and continue to use and create Proprietary Information (as defined below). This Proprietary Information provides Employer and its Affiliates with a competitive advantage over others in the marketplace.

In the course of employment, Executive will have access to trade secrets, other valuable or confidential business information of Employer and its Affiliates (such as business records, financial information, and lists of vendors, employees, suppliers, athletes, sponsors, subscribers, and customers), and relationships with existing or prospective vendors, employees, suppliers, athletes, sponsors, customers, subscribers, contractors, consultants, and independent contractors of Employer and its Affiliates.  Accordingly, to protect the legitimate business interests of Employer and its Affiliates, Executive shall not do any of the following, directly or indirectly, in any capacity, either for personal benefit or on behalf of any other person:

(a)After ceasing for any reason to be employed by Employer, Executive shall (i) return to Employer, and shall not retain or remove without Employer’s advance written consent, any Employer property, including any key, list, data, disk, book, file, tape, record, report, manual, contract, design, sketch, drawing, formula, key card, flash drive, other removable information storage device, hard drive, diskette, appraisal, document, schedule, computer program, software, object code, source code, specification, access card, identification card, security device, Employer credit card, network access device, computer, cell phone, smart phone, equipment, work product, e-mail message, or other tangible property or written or electronic “Proprietary Information” (as defined below) regarding the business and financial affairs of Employer or any Affiliate, except for items that are strictly personal (such as tax forms, payroll slips, and Executive’s copy of this Agreement); and (ii) delete or destroy all copies of any such documents and materials not returned to Employer that remain in Executive’s control or possession, including those stored on any non-Employer devices, networks, storage locations, and media in Executive’s control or possession.

(b)At any time while or after Executive is employed by Employer, and except to the extent expressly authorized by the President of Employer in the course of performing employment duties, Executive shall (i) treat as strictly confidential and not directly or indirectly reveal, divulge, disclose, communicate, duplicate, or make available for any reason or in any manner, to any person whatsoever (including other employees of Employer or any Affiliate not having a need to know and authority to know and use the Proprietary Information in connection with the business of Employer or any Affiliate and, in any event, not to anyone outside of the direct employ of Employer or any Affiliate except as required in the performance of Executive’s authorized employment duties to Employer, in each instance (and then, such disclosure shall be made only within the limits and to the extent of those duties or consent)), any Proprietary Information (as defined below); and (ii) not access or use any Proprietary Information, and not to copy any files, media, records, documents, or other resources containing any Proprietary Information, or remove any files, media, records, documents, or other resources from the premises or control of Employer, except as required in the performance of Executive’s authorized employment duties to Employer or with the prior consent of the President of Employer acting on behalf of Employer in each instance (and then, the disclosure shall be made only within the limits and to the extent of the duties or consent). Nothing in this Agreement shall be construed to prevent disclosure of Proprietary Information as may be required by applicable law or pursuant to the valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the disclosure does not exceed the extent of disclosure required by the law or order. Executive shall promptly provide written notice of any such order to the President of Employer.

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(c)For a period of 24 full months after the Termination Date, Executive shall not:  (i) hire, recruit, or offer to hire any person who is or was an athlete, employee, consultant, or independent contractor of Employer or any Affiliate at any time during the six months preceding the date when the person was hired, first recruited, or offered employment or an agreement by Executive; (ii) induce, solicit, influence, or attempt to influence any athlete, employee, consultant, or independent contractor of Employer or any Affiliate to terminate his or her position with Employer or any Affiliate for the purpose of working for Executive or any other person, whether or not a competitor of Employer or any Affiliate; (iii) divert, contact, solicit, do business with, provide services to, target any selling, marketing, or promotional efforts at, or attempt to do any of the foregoing with any person who is an existing or prospective athlete, subscriber, or customer of Employer or any Affiliate, or any athlete sponsor or has been an athlete, subscriber, or customer of Employer or any Affiliate or an athlete sponsor at any time within 12 full months before the Termination Date, for the purpose of diverting, soliciting, or accepting any business in competition with Employer or any Affiliate; (iv) persuade or attempt to persuade any agent, vendor, supplier, athlete, customer, contractor, consultant, sales representative, independent contractor, athlete sponsor, or other person who has a business relationship with Employer or any Affiliate to cease to do business with Employer or any Affiliate, reduce the amount of business that it historically has done with Employer or any Affiliate, or otherwise adversely alter its business relationship with Employer or any Affiliate; or (v) accept any payment from a customer or other third party doing business with Employer or any Affiliate (including a fee or commission) without turning over the payment to Employer or its designee;

(d) For a period of 24 full months after the Termination Date, Executive shall not (i) perform any act or make any statement that is intended to advance the interest of any existing or prospective competitor of Employer in any way that is reasonably foreseeable to be detrimental to the business interests of Employer or (ii) engage in any business, allow Executive’s name to be associated with any activity or business, acquire an interest in, or serve as an agent, lender, member, manager, officer, partner, director, employee, investor, promoter, proprietor, consultant, stockholder, representative, or independent contractor of, any business that competes with any business in which Employer or any Affiliate (and their respective assignees and successors in interest) engages, or has engaged at any time within two years before the Termination Date, within any country where Employer or any Affiliate transacts business, including any country where Employer or any Affiliate solicits or accepts business from or on behalf of any athlete, customer, subscriber, or sponsor or sells, markets, processes, or manufactures any product or service for itself or on behalf of any athlete; and

(e)While employed by Employer and at all times thereafter, Executive will not make, publish, or communicate to any person or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employer, any Affiliate, or any of their respective businesses, or any of their employees, officers, or directors or any existing and prospective athletes, subscribers, sponsors, customers, suppliers, investors, and other associated third parties; provided however, that this clause (e) does not, in any way, restrict or impede Executive from exercising protected rights to the extent that those rights cannot be waived by agreement or from complying with any applicable law or a valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the compliance does not exceed that required by the law or order. Executive shall promptly provide written notice of any such order to the Board.

As used in this Agreement, “Proprietary Information” means all information concerning Employer or any Affiliate that is confidential, proprietary, or not readily available to the general public, however and whenever acquired by Executive, whether or not in writing, whether or not developed by Executive, whether or not a trade secret or marked or designated as “secret” or “confidential,” and whether obtained by Executive before or after the date this Agreement, and includes the following: (i) all information regarding intellectual property of Employer or any Affiliate; (ii) all financial data, budgets, reports, forecasts, schedules, statements, and projections and accounting records and information; (iii) information identifying or tending to identify any agents, vendors, sponsors, licensors, licensees, subscribers, customers, employees, suppliers, athletes, investors, contractors, or consultants with whom Employer or any Affiliate has a business relationship or seeks to have a business relationship; (iv) information regarding the plans, markets, products, services, pricing, operations, programs, contracts, controls, prospects, capital projects, agreements, transactions, negotiations, personnel records, research and development, business plans and strategies, and methods, processes, procedures, and techniques of business operation of Employer or any Affiliate; and (v) every study, report, summary, analysis, notation, synopsis, compilation, and other document that is prepared by or for Employer or any Affiliate and contains or reflects any of the foregoing information concerning Employer or any Affiliate, but excludes in each case information that is readily available to the general public or is required to be disclosed by law, to establish a legal defense, or to respond in good faith to a valid inquiry, request, or subpoena by a court or governmental authority (but only if Executive

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promptly notifies the Board of any disclosure that is requested or mandated by a court or governmental authority, so Employer has an opportunity to seek a protective order).

The restriction in clause (d) of this section applies to passive investments in any corporation or other business organization, except for a passive investment of less than $50,000 in less than 5% of the outstanding common stock of any publicly traded company that has more than 500 shareholders of record.  At the request of Employer at any time during or after Executive’s employment with Employer, Executive shall grant Employer access to any personal computer, lap top computer, hand-held computer, personal data assistant, personal communication service device, and computer tapes, disks, diskettes, hard drives, flash drives, and other electronic storage devices that are used or owned by Executive, for the purpose of determining whether they contain any Proprietary Information that should be returned to Employer or any Affiliate.

Executive’s obligations to Employer under the preceding covenants are independent of any other obligation between Employer and Executive (including any obligation under this Agreement or any other agreement between Employer and Executive and any obligation that otherwise arises from any aspect of the employment relationship between Employer and Executive) and are not subject to any set-off, defense, deduction, or counterclaim based on any claim that Executive might have against Employer or any Affiliate.  In addition, Executive acknowledges and stipulates to the following:

(A)The preceding covenants are in consideration for, and a necessary condition of, Executive’s service or continued service as an employee of Employer;

(B)A breach by Executive of any of the preceding covenants will diminish the value of Employer or its Affiliates and will cause irreparable and continuing injury to Employer or its Affiliates for which an adequate legal remedy will not exist;

(C)the amount of Executive’s compensation reflects, in part, Executive’s obligations and Employer’s rights under section 10 of this Agreement, Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced in this Agreement in connection with those restrictive covenants,  and Executive will not be subject to undue hardship by reason of Executive’s full compliance with the terms and conditions of section 10 of this Agreement or Employer’s enforcement of those covenants;

(D)All the information described in clauses (a) and (b) of this section is unique, special, and valuable property of Employer or its Affiliates that constitutes either trade secrets under the Uniform Trade Secrets Act of the State of Florida or other valuable or confidential business information; and

(E)    The preceding restrictions are reasonable as to time, geographical area, and line of business and are reasonably necessary to protect legitimate business interests of Employer and its Affiliates, including trade secrets, other valuable confidential or business information, substantial relationships with vendors, suppliers, athletes, sponsors, subscribers, investors, consultants, independent contractors, and existing or prospective customers with whom Employer or any Affiliate has or seeks a business relationship, and the goodwill associated with the trade names of Employer and its Affiliates, their ongoing businesses, and the trade areas in which they operate.

To the extent the duration, geographical area, or line of business of any of the preceding restrictions would cause them to be unenforceable, the restrictions automatically will be reformed for purposes of enforcement to a duration, geographical area, or line of business that is valid and enforceable.  Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated.  Also, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.  The duration of every restriction set forth in this section will be extended by any period of time during which Executive is in breach of the obligation.

Notwithstanding any other provision of this Agreement:

(1)Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

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(A) is made (i) in confidence to a local, state, or federal government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(2)If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

Executive understands and acknowledges that Executive’s obligations under this Agreement with regard to any particular Proprietary Information shall commence immediately upon Executive first having access to the Proprietary Information (whether before or after Executive begins employment by Employer) and shall continue during and after Executive’s employment by Employer until such time as the Proprietary Information has become public knowledge other than as a result of the Executive's breach of this Agreement or breach by those acting in concert with Executive or on Executive’s behalf.

11.Remedies.

If Executive breaches any covenant in section 10 and fails to cure the breach to the reasonable satisfaction of Employer within ten days after Employer gives Executive notice of the breach, Employer will be excused from paying or performing any liability or obligation owed to Executive under this Agreement (including any salary, incentive bonus, or fringe benefits) and, without limiting or excluding any other available remedy, Employer or any Affiliate will be entitled to the following remedies:

(a) Entry by a court having jurisdiction of an order granting specific performance or injunctive relief (temporary or permanent), without proof of actual monetary damage or an inadequate remedy at law;

(b) Recovery from Executive of the actual loss or damage suffered by Employer as a result of the breach through the date when a court enters an injunction against the conduct or activity constituting the breach;

(c) Reimbursement from Executive of all costs incurred by Employer and its Affiliates in enforcing the covenant or otherwise defending or prosecuting any mediation, arbitration, or litigation arising out of the covenant; and

(d) Recovery from Executive of any and all compensation paid to Executive by Employer after the termination date of Executive’s employment with Employer, together with interest, from the date when paid by Employer until the date when repaid by Executive, at the statutory annual rate then provided by Florida law for the payment of interest on judgments generally.

Employer and its Affiliates may exercise any of the foregoing remedies concurrently, independently, or successively.  If Executive becomes indebted to Employer for any reason during or after the term of Executive’s employment with Employer, Employer may (but is not obligated to) setoff and collect any amount due Employer from Executive out of any salary, incentive bonus, severance compensation, expense reimbursement, or other amount that it owes to Executive.

12.Employer’s Property.

Any and all keys, books, manuals, vehicles, computers, telephones, equipment, calculators, customer, subscriber, sponsor, prospect, investor, referral, and athlete lists, business records, personal digital assistants, and other items of property that are entrusted or furnished to Executive by Employer in connection with Executive’s employment are the property of Employer.  Executive shall use all that property safely, lawfully, properly, carefully, and only in furtherance of the business of Employer and shall return all that property to Employer at its request or on the termination of Executive’s employment with Employer, whichever occurs first.

13.Security and Access.

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Executive shall (a) comply with all Employer security policies and procedures in force from time to time, including those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Employer intranet, internet, social media, and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords, and any and all other Employer facilities, IT resources, and communication technologies (collectively, “Facilities and Information Technology Resources”); (b) not access or use any Facilities and Information Technology Resources except as authorized by Employer; and (iii) not access or use any Facilities and Information Technology Resources in any manner after the termination of Executive’s employment by Employer, whether termination is voluntary or involuntary. Executive shall notify Employer promptly in the event Executive learns of any violation of the foregoing covenants by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Employer property or materials by others.

14.Drug Testing.

Executive acknowledges that, in compliance with any policy or program adopted by Employer to promote a drug-free workplace, Employer may require Executive to submit to random tests for the presence of drugs or alcohol and terminate Executive’s employment with Employer on receipt of a confirmed positive test result.  Executive understands that it is a condition of Executive’s employment to refrain from taking illicit drugs on or off the job and to submit to drug testing in accordance with any drug-free workplace policy or program established by Employer.  If Executive suffers a work-related injury and refuses to submit to a test for drugs or alcohol, Executive will forfeit Executive’s eligibility for medical benefits, if Employer offers medical benefits as a fringe benefit to its employees.

15.Dispute Resolution.

Executive and Employer shall resolve in the manner provided in this section any claim, dispute, or controversy between them that arises out of, or with respect to, this Agreement or any aspect of Executive’s employment relationship with Employer (a “Dispute”).

(a)  Compulsory Non-Binding Mediation.  If Executive and Employer are unable to resolve a Dispute by mutual agreement, they shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Fort Myers, Florida, in accordance with the Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution, 30 East 33rd Street, 6th Floor, New York, New York 10016; Telephone: (212) 949-6490; Fax: (212) 949-8859; E-mail: info@cpradr.org, within 30 days after the appointment of a mediator who is mutually acceptable to Executive and Employer.  Either Executive or Employer may elect to submit a Dispute to mediation by delivering written notice to the other party.  If Executive and Employer reach a mutually acceptable settlement of the Dispute during the mediation, they shall record the settlement in a written settlement agreement that will be binding on both of them.  Neither Executive or Employer shall terminate the mediation unless each of them has participated (or been afforded an opportunity to participate) in the mediation and are unable to agree on a settlement.  Mediation discussions between Executive and Employer and opinions of the mediator are confidential and are not permitted to be relied on, referred to, or introduced as evidence in any subsequent litigation, arbitration, or other legal proceeding.  All applicable statutes of limitation will be tolled during the pendency of mediation, and Executive and Employer shall take any and all action that is necessary to accomplish that tolling.

Except as otherwise provided in the next sentence, the parties to the Dispute shall share equally the costs of mediation, including the fees of the mediator and any rental or other cost of obtaining a place for the mediation, but excluding their own expenses and attorney fees and costs.  If either party or its primary legal counsel fails to attend the mediation conference, that party shall reimburse the other party, on demand, for the other party’s reasonable cost of attending the mediation conference, including the mediator’s fee and the other party’s attorney fees and expenses.

(b)  Litigation or Arbitration.   If a Dispute is not resolved pursuant to mediation within 60 days after the initiation of the mediation, either Executive or Employer may elect to settle the Dispute by initiating litigation on ten days’ advance written notice to the other party or by submitting the Dispute to binding arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution.

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(c)  Binding Arbitration.  Either Executive or Employer may commence binding arbitration of the Dispute by giving the other party a notice of arbitration in accordance with the CPR Rules for Non-Administered Arbitration and any related commentary.  The arbitration will be conducted in the English language by a sole arbitrator and governed by the Florida Arbitration Act and the substantive laws of the State of Florida. The arbitrator shall hear and decide the Dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the arbitration hearing.  The arbitrator shall render a decision in writing within 30 days after the conclusion of the arbitration hearing.

If a party elects to arbitrate a Dispute before a lawsuit is filed with respect to the subject matter of the Dispute, arbitration will be the sole and exclusive method of resolving the Dispute, the other party or parties to the Dispute must arbitrate the Dispute, and each party to the Dispute will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to avoid the lapse of a statute of limitations or to obtain an equitable remedy as provided in section 15(f).  A party’s right to resolve a Dispute by arbitration does not restrict the party from instituting litigation to resolve the Dispute, unless another party to the Dispute has previously submitted the Dispute to binding arbitration.  The filing of a lawsuit by a party to the Dispute before any other party to the Dispute has given a notice of arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution will bar and preclude all the parties from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

(d)  Selection of Arbitrator.  The arbitration will be conducted by a Florida corporate lawyer who is rated “AV” by Martindale-Hubbell Law Directory, who is selected by agreement of Executive and Employer, and who is independent (not a lawyer or relative of Executive, Employer, any officer, director, or shareholder of Employer) without any economic or financial interest of any kind in the outcome of the arbitration.  If Executive and Employer cannot agree on an arbitrator within 15 days after the effective date of the notice of arbitration, the party who submitted the Dispute to arbitration shall circulate to the other party a list of ten Florida corporate lawyers who are licensed to practice law in the State of Florida, are rated “AV” by Martindale-Hubbell Law Directory, and are acceptable to it to serve as arbitrator of the Dispute.  The party receiving the list of proposed arbitrators shall select the arbitrator from that list and notify the other party of its selection within 15 days after receiving the list of proposed arbitrators.  A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the other party will be entitled to choose the arbitrator for the arbitration from the list of lawyers provided by the party who submitted the Dispute to arbitration.  If for any reason neither Employer or Executive selects an arbitrator within the 15-day period, or if there are multiple parties to the Dispute and they do not agree on the selection of an arbitrator from the list provided by the party who submitted the Dispute to arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution based on the criteria stated above.  Employer and Executive shall pay on a pro rata basis all fees and expenses charged by the CPR Institute for Dispute Resolution for its services in selecting an arbitrator.

(e)Arbitration Award.  The award of the arbitrator will be final and binding as to all the parties to the Dispute and will not be subject to appeal, review, or re-examination by a court or the arbitrator, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by the arbitrator that prejudices the rights of a party to the arbitration.  The award of the arbitrator may include an award of any damages other than treble, special, punitive, exemplary, or consequential damages, and, pursuant to the pleading of either party to the Dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration.

(f)Equitable Remedies; Enforcement Litigation.  Whether or not a Dispute is submitted to binding arbitration, Employer and Executive will retain all rights to obtain injunctive relief and other equitable remedies to enforce their respective rights.  Without limiting the generality of the foregoing, Employer or Executive may (i) petition a court of competent jurisdiction to enter a temporary restraining order or preliminary injunction to preserve the status quo pending resolution of any arbitration proceeding, and (ii) commence a proceeding in any court of competent jurisdiction to enforce any arbitration award or a settlement resulting from mediation or negotiation between them.

(g)Governing Law.  The validity, enforcement, construction, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.

(h)  Venue and Jurisdiction.  With respect to any lawsuit that arises out of this Agreement or Executive’s employment relationship with Employer, whether based on a claim or counterclaim arising before or after the

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Effective Date, and regardless of the legal nature of the claim or counterclaim, Executive and Employer (i) consent to the personal jurisdiction of the state and federal courts having jurisdiction in the State of Florida, (ii) stipulate that a proper and convenient venue for any legal proceeding arising out of this Agreement is the Circuit Court for Lee County, Florida, for a state trial court proceeding, and the United States District Court for the Middle District of Florida, Fort Myers Division, for a federal trial court proceeding, and (iii) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient.

(i) Waiver of Jury Trial.  Executive and Employer knowingly, voluntarily, and intentionally waive the right to a jury trial in any lawsuit between them (or between Executive and any Affiliate of Employer) that arises at any time out of this Agreement or Executive’s employment with Employer, whether at law or in equity, whether based on a claim or counterclaim arising before or after the Effective Date, regardless of the nature of the claim or counterclaim, and including claims under tort, contract, corporate, and employment laws.

(j) Prevailing Party Fee Reimbursement.  Each party to a Dispute that is governed by this section 15 shall pay its own costs associated with the Dispute, unless the Dispute is resolved by a court order or arbitration award.  If a Dispute is resolved by a court order or arbitration award, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting the Dispute, as determined by the court or arbitrator.  Nothing in this Agreement is to be interpreted to contravene the statutory right of a party to seek an award or recovery of all the party’s attorney fees and costs or otherwise defeat the remedial purpose of any applicable state or federal statute.

16.Assignment; Successors; Third-Party Beneficiaries.

This Agreement is personal to Executive, Executive shall not assign any rights or delegate any obligations under this Agreement, and any attempted assignment or delegation by Executive will be invalid and ineffective against Employer and its Affiliates.  Employer may assign its rights under this Agreement (including the restrictive covenants set forth in section 10 above) without Executive’s consent to any Affiliate or any assignee or successor in interest of its business, whether pursuant to a sale, merger, sublease, assignment of lease, or sale or exchange of all or substantially all the assets or outstanding voting stock of Employer.  This Agreement is binding on, and inures to the benefit of, Employer’s authorized assignees and successors.  After an assignment of Employer’s rights under this Agreement, (a) every reference in this Agreement to “Employer” will include the assignee, and (b) if the assignee expressly assumes in writing or by operation of law all the liabilities of the assignor generally or under this Agreement specifically, the assignor will be released from all its obligations to Executive under this Agreement.

17.Waiver; Modification; Severability.

A waiver, discharge, amendment, or modification of this Agreement will be valid and effective only if evidenced by a writing that is signed by or on behalf of both Employer and Executive.  No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party.  The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement.  In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.  Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law.  If a court determines that a provision of this Agreement is unenforceable, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances to which it is enforceable, except Employer is not obligated to pay or perform any post-termination compensation owed to Executive, if any of the restrictive covenants set forth in section 10 of this Agreement are held to be invalid or unenforceable.

18.Recurring Words.

As used in this Agreement, (a) the words “include” and “including” are always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of

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state and federal courts in the United States of America, (d) the word “person” includes, in addition to a natural person, a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a governmental authority, (e) the term “governmental authority” means a government, a central bank, a securities exchange, a public body or authority, a self-regulatory organization, and any governmental body, agency, authority, commission, department, or subdivision, whether foreign, domestic, or supranational, or local, state, regional, or national, including the United States government and all agencies, branches, commissions, departments, and instrumentalities of the United States government, and (f) the word “costs” includes all the fees, costs, and expenses of experts, attorneys, mediators, arbitrators, witnesses, and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

19.Notices.

Every notice, demand, consent, approval, or other communication required or permitted under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly states that it must be in writing) and delivered personally or by commercial courier or first-class, postage-prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is requested or received by the sender), and addressed, if to Employer, Evolution Development Group, Inc., 10949 Esteban Drive, Fort Myers, Florida 33912; and, if to Executive, to the address listed on Addendum A.  A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first-class, postage-prepaid, United States mail.

20.Counterparts.

The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement.  Delivery of an executed counterpart of this Agreement by email, digital, facsimile, or other electronic means shall have the same effect, validity, and enforceability as an original, manually signed counterpart of this Agreement.

21.Complete Agreement; Interpretation.

The headings of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.  Addendum A attached to this Agreement is an integral part of it and incorporated by reference in it.  This Agreement (including Addendum A) records the entire understanding of Executive and Employer with respect to the terms of Executive’s employment by Employer and the restrictions stated in it and supersedes any previous or contemporaneous agreement, representation, or understanding, oral or written, by either of them.  If Executive is a shareholder of Employer, however, this Agreement does not supersede any Shareholder Agreement among Executive, Employer, and the other shareholders of Employer or any Restricted Stock Award Agreement between Executive and Employer.  Additionally, this Agreement does not in any manner limit Executive’s obligations to comply with all rules, policies, practices, directives, procedures, and regulations of Employer. Employer may (but is not required to) prepare and deliver to Executive a new Addendum A to reflect any change that occurs in the information set forth on it, and every new Addendum A that is dated and signed by Executive and an authorized officer of Employer (other than Executive) will automatically supersede the previous Addendum A and be incorporated by reference in this Agreement.  Executive and Employer agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.  Unless otherwise expressly stated, all references in this Agreement to a section or schedule are to a section or schedule of this Agreement.

22.Agreement Prepared by Employer Counsel.

Executive has carefully read this Agreement and acknowledges that: (a) counsel for Employer prepared this Agreement on behalf of Employer; (b) Executive has been advised that a conflict may exist between his interests and the interests of Employer; (c) this Agreement may have significant tax, legal, and financial planning consequences to Executive; (d)  Executive should seek the advice of independent counsel regarding those consequences; (e)  counsel for Employer has made no representations to Executive regarding those

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consequences; and (f)  Executive has had sufficient opportunity to seek the advice of independent counsel and to ask questions and receive satisfactory answers regarding this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE COULD SEEK EMPLOYMENT WITH OTHER EMPLOYERS BUT HAS CHOSEN TO ACCEPT OR RETAIN EMPLOYMENT WITH EMPLOYER AND, THEREFORE, IS WILLING TO SIGN THIS AGREEMENT. EXECUTIVE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND SIGNED IT OF HIS OWN FREE WILL AND VOLITION WITHOUT ANY COERCION OR INFLUENCE OF ANY PERSON.

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EMPLOYMENT AGREEMENT

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(Gregory J. Costello, Jr.)

This Employment Agreement (this “Agreement”) is executed by the undersigned employee (“Executive”) and Evolution Development Group, Inc. (“Employer”), a Florida corporation, to record their following agreement:

1.Employment.

Subject to the terms and conditions of this Agreement, Employer employs Executive in the capacity stated on Addendum A, and Executive shall serve as an employee of Employer in that capacity.  Executive shall diligently perform to the satisfaction of Employer and under the direction of Employer’s Chief Operating Officer the duties that are stated in this Agreement and any additional duties that are assigned to Executive from time to time by Employer.  Additionally, Executive shall, if requested, also serve as an officer or director of any Affiliate for no additional compensation.

At all times while employed by Employer, Executive shall devote Executive’s full, best, and dedicated efforts and all of Executive’s working hours (subject to holidays, sick leave, vacation time, and any other absent time allowed by Employer) to the faithful performance of Executive’s employment duties, shall exclusively serve and promote the business interests of Employer in good faith, with loyalty and fidelity, and shall comply with all laws and all rules, policies, practices, directives, procedures, and regulations of Employer.  This Agreement does not restrict Executive’s right while employed by Employer to make passive investments in other businesses that do not require any active services or participation on Executive’s part or to engage in any business activity described on Addendum A or any other business activities approved by the Board of Directors of Employer (the “Board”), so long as those authorized business activities do not interfere with the performance of Executive’s employment duties.  Employer does not have any interest in the gains, profits, or income that Executive derives from his passive investments or authorized business activities.  In addition, Executive may serve in any volunteer capacity with one or more civic, trade, religious, charitable, and educational organizations, so long as the volunteer service does not interfere with the performance of Executive’s employment duties.

2.Compensation.

Until the termination of Executive’s employment under this Agreement, and for all services rendered by Executive for the benefit of Employer or any existing or future parent, subsidiary, or other business organization with which Employer must consolidate the reporting of its financial information pursuant to generally accepted accounting principles (an “Affiliate” ), Employer shall pay to Executive the salary specified on Addendum A in installments in accordance with Employer’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly, subject to adjustment at any time in the sole discretion of Employer.  If Executive’s employment with Employer under this Agreement does not begin on the first day of a pay period, Executive’s salary for the first and last pay periods under this Agreement will be prorated based on the actual number of work days that Executive was employed by Employer during the pay period.  Executive is not entitled to any severance compensation on the termination of his employment, except as stated in this Agreement.

Employer may withhold from any amount payable under this Agreement any local, state, federal, or foreign taxes in order for Employer to satisfy any withholding tax obligation it may have under any applicable law.  Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by Employer providing for clawback or recovery of amounts that were paid to Executive. Employer will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law.

3.Fringe Benefits.

Employer shall provide or make available to Executive the fringe benefits that are generally provided or made available to all its employees, as in effect from time to time, on terms and conditions at least as favorable as those benefits are provided to its other employees, consistent with Employer’s practices and governing benefit plan requirements (including plan eligibility provisions).  All fringe benefits provided generally by Employer to all its employees are subject to revision, deviation, or elimination at any time in any way in the sole discretion of Employer.  Executive does not have any entitlement to the continuation of any fringe benefit or other employment practice of Employer.

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4.Business Expenses.

Employer shall fully reimburse Executive for all travel, lodging, entertainment, and other out-of-pocket expenses that are incurred by Executive in the good faith performance of Executive’s employment duties under this Agreement and that Employer (in its sole discretion) determines to be both reasonable in amount and ordinary and necessary to Employer’s business.  In addition, all travel by Executive in connection with Employer’s business must be approved in advance by Employer’s President or any other officer of Employer who is designated by the President of Employer to approve business travel by Executive.  As a condition of reimbursement of expenses, Executive shall submit to Employer appropriate evidence and itemization of all reimbursable expenses in accordance with Employer’s expense reimbursement policies, practices, and procedures.

5.Term of Employment; Effective Date.

(a) Employment Term.  Subject to the termination provisions of this section, the period of Executive’s employment by Employer under this Agreement is for the initial term stated on Addendum A and will renew automatically for successive one-year terms on January 1 of each year after the initial term, unless either party notifies the other to the contrary at least 30 days before the end of the then-current term of employment.  As used in this Agreement, the term “Employment Period” means the initial period of employment specified on Addendum A and includes any and every renewal period of employment.  The restrictive covenants of Executive in section 10 will survive the termination of Executive’s employment with Employer under this Agreement for the periods of time specified in that section.

Executive’s employment with Employer pursuant to this Agreement is terminable by either party at any time before the expiration of the Employment Period, with or without cause or good reason, with 30 days’ advance written notice, except for a termination by Employer “with cause.”  A termination of Executive’s employment under this Agreement will be effective on the 30th day after the effective date of the notice of resignation or termination, except that a termination by Employer “with cause” will be effective on the date when the party terminating the employment notifies the other party of the termination, specifying the reason for the termination.  Notwithstanding the effective date of a termination, Employer may require Executive to cease working for Employer and refrain from entering the business premises of Employer at any time after Employer notifies Executive or Executive notifies Employer of the termination.  In addition, if Executive is arrested or indicted for a felony criminal offense, Employer in its sole discretion may suspend Executive without pay from providing services to Employer, without terminating Executive’s employment under this Agreement.

Employer may terminate Executive’s employment “with cause” for any of the following reasons:

(i)Executive knowingly violates any law (other than a traffic violation or similar offense);

(ii)Executive engages in any conduct or activity that is injurious to the reputation of Executive or Employer;

(iii)Executive violates any rules, policies, practices, directives, procedures, or regulations of Employer;

(iv)Executive fails to perform the duties reasonably assigned to Executive pursuant to this Agreement;

(v)Executive breaches any provision of this Agreement and does not cure the breach within 30 days after Employer gives Executive notice of the breach;

(vi)Executive disregards or fails to perform to the satisfaction of Employer any of Executive’s obligations to Employer under this Agreement;

(vii)Executive commits a material act or omission constituting fraud, dishonesty, gross negligence, or willful misfeasance with respect to Employer, any Affiliate, or any athlete, customer, subscriber, or supplier of Employer or any Affiliate or any sponsor of any Employer athlete;

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(viii)Executive intentionally takes any action or omits to take any action that results (or is reasonably likely to result) in a significant and reasonably foreseeable detriment to Employer, including making an unauthorized disclosure of any “Proprietary Information” (as defined in section 10) or giving any competitor of Employer assistance in the conduct of its business;

(ix)Executive aids, abets, or commits any theft, conversion, or embezzlement from Employer, any Affiliate, or any athlete or athlete sponsor, or any criminal offense (whether a felony or a misdemeanor) that involves moral turpitude that materially and adversely affects Employer or Executive’s ability to perform to the reasonable satisfaction of Employer any significant employment duties or other obligations of Executive under this Agreement;

(x) Executive breaches a fiduciary duty of loyalty owed to Employer as an officer or director of Employer by knowingly engaging (without disclosure to and approval of the Board) in any act that constitutes the receipt of an improper personal benefit, the usurpation of a business opportunity of Employer, or a transaction with Employer in which Executive has a conflict of interest with Employer;

(xi)Executive accepts any property or payment (including a commission) from a third party doing business with Employer or any Affiliate without turning over the property or payment to Employer, the appropriate Affiliate, or the designee of Employer or the Affiliate or Executive makes any payment or transfers any property to any person for the purpose of inducing the person to do business (or continue to do business) with Employer or any Affiliate, except for payments for goods and services provided on standard terms and conditions in the usual and ordinary course of business; or

(xii)Executive refuses to submit to a drug or alcohol test to be administered by or on behalf of Employer in accordance with any drug-free workplace program established by it pursuant to applicable law; or the result of any drug or alcohol test administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program indicates the presence in Executive’s system of alcohol, a narcotic, a barbiturate, or a controlled substance at a level prohibited by that drug-free workplace program; or Employer determines in good faith, based on the results of one or more drug or alcohol tests administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program, that Executive demonstrates a dependence on alcohol, narcotics, barbiturates, or controlled substances.

The determination as to whether any reason for the termination of Executive’s employment with cause exists or has occurred will be made in good faith by Employer.  For purposes of this Agreement, a termination of Executive’s employment with Employer under this Agreement will be “without cause” if Employer terminates Executive’s employment for any reason other than death or with cause.

In addition, during and after the period of Executive’s employment with Employer pursuant to this Agreement, Executive shall cooperate with Employer and its Affiliates, and furnish to Employer or any Affiliate any information regarding Employer, any  Affiliate, or the business affairs of Employer or any Affiliate that Executive possesses, as reasonably requested by Employer with reasonable advance notice in connection with any claim or legal action in which Employer is or becomes a party.  Employer shall reimburse Executive for reasonable expenses incurred in connection with Executive’s cooperation and, to the extent that Executive is required to spend substantial time on these matters, Employer shall compensate Executive at an hourly rate based on Executive’s Salary on the Termination Date.

(b)Effective Date.  This Agreement will not become effective, notwithstanding the execution and delivery by its parties, until the Effective Date (as defined below) and will become effective only if the conditions set forth in this section 5(b) occur. This Agreement will become effective as of October 4, 2018 (the “Effective Date”), only if (i) Employer has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings, whether pursuant to Regulation D, Regulation A+, or otherwise (the “Offerings”), and (ii) both parties have executed this Agreement and delivered a signed copy to the other party.   On the date on which Employer receives proceeds from the Offerings that in the aggregate have provided $4,000,000 in [gross/net] offering proceeds to Employer (the “Closing Date”), this Agreement will become effective as of the Effective Date.  Within 30 days after the Closing Date, Employer shall pay to Executive all salary specified in this Agreement for the period beginning on October 4, 2018, through the Closing Date in a lump sum.

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Notwithstanding the foregoing, Employer may declare this Agreement null and void at any time before the Closing Date by notice to Executive, for any reason or no reason at all and, if Employer declares this Agreement null and void in accordance with this section 5(b), this Agreement will have no force and effect and no party to this Agreement will have any duty, liability, or obligation to the other party as a result of the execution and delivery of this Agreement.

6.Severance Benefits.

If Employer terminates the employment of Executive “without cause,” Employer shall pay to Executive, as severance compensation, his base salary in effect as of the effective date of the termination of Executive’s employment with Employer under this Agreement (the “Termination Date”) for a period of six months after the Termination Date. The severance compensation payable to Executive pursuant to this Agreement will not be reduced by the amount of any income that Executive earns or could earn from alternative employment during the remainder of the employment period.  Employer waives any duty that Executive might have under law to mitigate damages by seeking alternative employment.

7.Death of Executive.

Executive’s employment with Employer will terminate immediately on the death of Executive, and Employer’s compensation obligations to Executive under this Agreement will cease as of the date of death, except that Employer shall pay to Executive’s heirs or estate any and all earned but unpaid salary that is owed to Executive through the date of death.

8.Intellectual Property Rights.

While employed by Employer and when Executive ceases to be employed by Employer for any reason, Executive shall promptly and fully disclose in writing to Employer, and hold in trust for the sole right and benefit of Employer, all copy, ideas, plans, designs, methods, scripts, concepts, processes, formulae, recordings, techniques, discoveries, inventions, know-how, developments, improvements, trade secrets, advertising and promotional materials, computer programs, software, applications, specification, source codes, and object codes, operating systems, software development, and other proprietary data, records, knowledge, and information that Executive solely or jointly knows, creates, conceives, develops, or reduces to practice while employed by Employer (collectively “Intellectual Property”), whether or not patentable or capable of copyright or trademark registration, and whether or not created, conceived, developed, or reduced to practice during normal working hours, at the request of Employer, or before or after the execution date of this Agreement.  By executing this Agreement, Executive assigns and transfers unconditionally all of Executive’s right, title, and interest in and to all Intellectual Property to Employer. While employed by Employer and at all times thereafter, Executive shall do all things, and execute all documents, including applications for patents, copyrights, and trademarks, and for renewals, extensions, and divisions thereof, that Employer may reasonably request to create, enforce, or evidence Employer’s rights to any Intellectual Property.  If Employer is unable for any reason whatsoever to obtain Executive’s signature or assistance, Executive irrevocably appoints Employer, and each of its officers, as Executive’s agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in the name and behalf of Executive any document required to prosecute or apply for any foreign or United States patent, copyright, trademark, or other proprietary protection, including renewals, extension, and divisions, and to do all other lawful acts to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection, all with the same legal force and effect as if done or executed by Executive.

9.No Other Employment Restrictions.

Executive represents and warrants to Employer that Executive is not a party to any restrictive covenant limiting Executive’s right to work or perform services for Employer in any capacity.  Executive shall indemnify and hold harmless Employer and its Affiliates from all costs, damages, and liabilities that any of them incurs in connection with any claim or lawsuit arising out of any restrictive contract, covenant, or agreement to which Executive is subject on the date of this Agreement or, if earlier, the date when Executive first became an employee of Employer or any Affiliate.  For avoidance of doubt, as used in this section, the word “costs” has the meaning indicated in section 18.     In addition, Executive and Employer agree that it is important for any prospective employer to be aware of this Agreement, so that disputes concerning this Agreement can be avoided in the future. Therefore, Executive shall notify any subsequent employer of the restrictive covenants contained

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in this Agreement and deliver a copy of that notice to Employer before Executive commences employment with any subsequent employer. In addition, Executive authorizes Employer to provide a copy of this Agreement to third parties, including Executive’s subsequent, anticipated, or possible future employer.  To the extent that they exist, Executive will not disclose to Employer or any Affiliate any of Executive’s previous employer’s trade secrets or confidential information.

10.Restrictive Covenants.

Executive understands and acknowledges that Employer and its Affiliates have invested, and continue to invest, substantial time, money, and specialized knowledge into developing their resources, creating fan, customer, sponsor, subscriber, and athlete bases, generating fan, customer, sponsor, subscriber, and athlete lists and potential fan, customer, sponsor, subscriber, and athlete lists, training its employees, and improving its offerings in its industry. Executive understands and acknowledges that as a result of these efforts, Employer and its Affiliates have created, and continue to use and create Proprietary Information (as defined below). This Proprietary Information provides Employer and its Affiliates with a competitive advantage over others in the marketplace.

In the course of employment, Executive will have access to trade secrets, other valuable or confidential business information of Employer and its Affiliates (such as business records, financial information, and lists of vendors, employees, suppliers, athletes, sponsors, subscribers, and customers), and relationships with existing or prospective vendors, employees, suppliers, athletes, sponsors, customers, subscribers, contractors, consultants, and independent contractors of Employer and its Affiliates.  Accordingly, to protect the legitimate business interests of Employer and its Affiliates, Executive shall not do any of the following, directly or indirectly, in any capacity, either for personal benefit or on behalf of any other person:

(c)After ceasing for any reason to be employed by Employer, Executive shall (i) return to Employer, and shall not retain or remove without Employer’s advance written consent, any Employer property, including any key, list, data, disk, book, file, tape, record, report, manual, contract, design, sketch, drawing, formula, key card, flash drive, other removable information storage device, hard drive, diskette, appraisal, document, schedule, computer program, software, object code, source code, specification, access card, identification card, security device, Employer credit card, network access device, computer, cell phone, smart phone, equipment, work product, e-mail message, or other tangible property or written or electronic “Proprietary Information” (as defined below) regarding the business and financial affairs of Employer or any Affiliate, except for items that are strictly personal (such as tax forms, payroll slips, and Executive’s copy of this Agreement); and (ii) delete or destroy all copies of any such documents and materials not returned to Employer that remain in Executive’s control or possession, including those stored on any non-Employer devices, networks, storage locations, and media in Executive’s control or possession.

(d)At any time while or after Executive is employed by Employer, and except to the extent expressly authorized by the President of Employer in the course of performing employment duties, Executive shall (i) treat as strictly confidential and not directly or indirectly reveal, divulge, disclose, communicate, duplicate, or make available for any reason or in any manner, to any person whatsoever (including other employees of Employer or any Affiliate not having a need to know and authority to know and use the Proprietary Information in connection with the business of Employer or any Affiliate and, in any event, not to anyone outside of the direct employ of Employer or any Affiliate except as required in the performance of Executive’s authorized employment duties to Employer, in each instance (and then, such disclosure shall be made only within the limits and to the extent of those duties or consent)), any Proprietary Information (as defined below); and (ii) not access or use any Proprietary Information, and not to copy any files, media, records, documents, or other resources containing any Proprietary Information, or remove any files, media, records, documents, or other resources from the premises or control of Employer, except as required in the performance of Executive’s authorized employment duties to Employer or with the prior consent of the President of Employer acting on behalf of Employer in each instance (and then, the disclosure shall be made only within the limits and to the extent of the duties or consent). Nothing in this Agreement shall be construed to prevent disclosure of Proprietary Information as may be required by applicable law or pursuant to the valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the disclosure does not exceed the extent of disclosure required by the law or order. Executive shall promptly provide written notice of any such order to the President of Employer.

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(c)For a period of 24 full months after the Termination Date, Executive shall not:  (i) hire, recruit, or offer to hire any person who is or was an athlete, employee, consultant, or independent contractor of Employer or any Affiliate at any time during the six months preceding the date when the person was hired, first recruited, or offered employment or an agreement by Executive; (ii) induce, solicit, influence, or attempt to influence any athlete, employee, consultant, or independent contractor of Employer or any Affiliate to terminate his or her position with Employer or any Affiliate for the purpose of working for Executive or any other person, whether or not a competitor of Employer or any Affiliate; (iii) divert, contact, solicit, do business with, provide services to, target any selling, marketing, or promotional efforts at, or attempt to do any of the foregoing with any person who is an existing or prospective athlete, subscriber, or customer of Employer or any Affiliate, or any athlete sponsor or has been an athlete, subscriber, or customer of Employer or any Affiliate or an athlete sponsor at any time within 12 full months before the Termination Date, for the purpose of diverting, soliciting, or accepting any business in competition with Employer or any Affiliate; (iv) persuade or attempt to persuade any agent, vendor, supplier, athlete, customer, contractor, consultant, sales representative, independent contractor, athlete sponsor, or other person who has a business relationship with Employer or any Affiliate to cease to do business with Employer or any Affiliate, reduce the amount of business that it historically has done with Employer or any Affiliate, or otherwise adversely alter its business relationship with Employer or any Affiliate; or (v) accept any payment from a customer or other third party doing business with Employer or any Affiliate (including a fee or commission) without turning over the payment to Employer or its designee;

(d) For a period of 24 full months after the Termination Date, Executive shall not (i) perform any act or make any statement that is intended to advance the interest of any existing or prospective competitor of Employer in any way that is reasonably foreseeable to be detrimental to the business interests of Employer or (ii) engage in any business, allow Executive’s name to be associated with any activity or business, acquire an interest in, or serve as an agent, lender, member, manager, officer, partner, director, employee, investor, promoter, proprietor, consultant, stockholder, representative, or independent contractor of, any business that competes with any business in which Employer or any Affiliate (and their respective assignees and successors in interest) engages, or has engaged at any time within two years before the Termination Date, within any country where Employer or any Affiliate transacts business, including any country where Employer or any Affiliate solicits or accepts business from or on behalf of any athlete, customer, subscriber, or sponsor or sells, markets, processes, or manufactures any product or service for itself or on behalf of any athlete; and

(e)While employed by Employer and at all times thereafter, Executive will not make, publish, or communicate to any person or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employer, any Affiliate, or any of their respective businesses, or any of their employees, officers, or directors or any existing and prospective athletes, subscribers, sponsors, customers, suppliers, investors, and other associated third parties; provided however, that this clause (e) does not, in any way, restrict or impede Executive from exercising protected rights to the extent that those rights cannot be waived by agreement or from complying with any applicable law or a valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the compliance does not exceed that required by the law or order. Executive shall promptly provide written notice of any such order to the Board.

As used in this Agreement, “Proprietary Information” means all information concerning Employer or any Affiliate that is confidential, proprietary, or not readily available to the general public, however and whenever acquired by Executive, whether or not in writing, whether or not developed by Executive, whether or not a trade secret or marked or designated as “secret” or “confidential,” and whether obtained by Executive before or after the date this Agreement, and includes the following: (i) all information regarding intellectual property of Employer or any Affiliate; (ii) all financial data, budgets, reports, forecasts, schedules, statements, and projections and accounting records and information; (iii) information identifying or tending to identify any agents, vendors, sponsors, licensors, licensees, subscribers, customers, employees, suppliers, athletes, investors, contractors, or consultants with whom Employer or any Affiliate has a business relationship or seeks to have a business relationship; (iv) information regarding the plans, markets, products, services, pricing, operations, programs, contracts, controls, prospects, capital projects, agreements, transactions, negotiations, personnel records, research and development, business plans and strategies, and methods, processes, procedures, and techniques of business operation of Employer or any Affiliate; and (v) every study, report, summary, analysis, notation, synopsis, compilation, and other document that is prepared by or for Employer or any Affiliate and contains or reflects any of the foregoing information concerning Employer or any Affiliate, but excludes in each case information that is readily available to the general public or is required to be disclosed by law, to establish a legal defense, or to respond in good faith to a valid inquiry, request, or subpoena by a court or governmental authority (but only if Executive

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promptly notifies the Board of any disclosure that is requested or mandated by a court or governmental authority, so Employer has an opportunity to seek a protective order).

The restriction in clause (d) of this section applies to passive investments in any corporation or other business organization, except for a passive investment of less than $50,000 in less than 5% of the outstanding common stock of any publicly traded company that has more than 500 shareholders of record.  At the request of Employer at any time during or after Executive’s employment with Employer, Executive shall grant Employer access to any personal computer, lap top computer, hand-held computer, personal data assistant, personal communication service device, and computer tapes, disks, diskettes, hard drives, flash drives, and other electronic storage devices that are used or owned by Executive, for the purpose of determining whether they contain any Proprietary Information that should be returned to Employer or any Affiliate.

Executive’s obligations to Employer under the preceding covenants are independent of any other obligation between Employer and Executive (including any obligation under this Agreement or any other agreement between Employer and Executive and any obligation that otherwise arises from any aspect of the employment relationship between Employer and Executive) and are not subject to any set-off, defense, deduction, or counterclaim based on any claim that Executive might have against Employer or any Affiliate.  In addition, Executive acknowledges and stipulates to the following:

(A)The preceding covenants are in consideration for, and a necessary condition of, Executive’s service or continued service as an employee of Employer;

(B)A breach by Executive of any of the preceding covenants will diminish the value of Employer or its Affiliates and will cause irreparable and continuing injury to Employer or its Affiliates for which an adequate legal remedy will not exist;

(C)the amount of Executive’s compensation reflects, in part, Executive’s obligations and Employer’s rights under section 10 of this Agreement, Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced in this Agreement in connection with those restrictive covenants,  and Executive will not be subject to undue hardship by reason of Executive’s full compliance with the terms and conditions of section 10 of this Agreement or Employer’s enforcement of those covenants;

(D)All the information described in clauses (a) and (b) of this section is unique, special, and valuable property of Employer or its Affiliates that constitutes either trade secrets under the Uniform Trade Secrets Act of the State of Florida or other valuable or confidential business information; and

(E)    The preceding restrictions are reasonable as to time, geographical area, and line of business and are reasonably necessary to protect legitimate business interests of Employer and its Affiliates, including trade secrets, other valuable confidential or business information, substantial relationships with vendors, suppliers, athletes, sponsors, subscribers, investors, consultants, independent contractors, and existing or prospective customers with whom Employer or any Affiliate has or seeks a business relationship, and the goodwill associated with the trade names of Employer and its Affiliates, their ongoing businesses, and the trade areas in which they operate.

To the extent the duration, geographical area, or line of business of any of the preceding restrictions would cause them to be unenforceable, the restrictions automatically will be reformed for purposes of enforcement to a duration, geographical area, or line of business that is valid and enforceable.  Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated.  Also, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.  The duration of every restriction set forth in this section will be extended by any period of time during which Executive is in breach of the obligation.

Notwithstanding any other provision of this Agreement:

(3)Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

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(A) is made (i) in confidence to a local, state, or federal government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(4)If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive: (A) files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

Executive understands and acknowledges that Executive’s obligations under this Agreement with regard to any particular Proprietary Information shall commence immediately upon Executive first having access to the Proprietary Information (whether before or after Executive begins employment by Employer) and shall continue during and after Executive’s employment by Employer until such time as the Proprietary Information has become public knowledge other than as a result of the Executive's breach of this Agreement or breach by those acting in concert with Executive or on Executive’s behalf.

11.Remedies.

If Executive breaches any covenant in section 10 and fails to cure the breach to the reasonable satisfaction of Employer within ten days after Employer gives Executive notice of the breach, Employer will be excused from paying or performing any liability or obligation owed to Executive under this Agreement (including any salary, incentive bonus, or fringe benefits) and, without limiting or excluding any other available remedy, Employer or any Affiliate will be entitled to the following remedies:

(a) Entry by a court having jurisdiction of an order granting specific performance or injunctive relief (temporary or permanent), without proof of actual monetary damage or an inadequate remedy at law;

(b) Recovery from Executive of the actual loss or damage suffered by Employer as a result of the breach through the date when a court enters an injunction against the conduct or activity constituting the breach;

(c) Reimbursement from Executive of all costs incurred by Employer and its Affiliates in enforcing the covenant or otherwise defending or prosecuting any mediation, arbitration, or litigation arising out of the covenant; and

(d) Recovery from Executive of any and all compensation paid to Executive by Employer after the termination date of Executive’s employment with Employer, together with interest, from the date when paid by Employer until the date when repaid by Executive, at the statutory annual rate then provided by Florida law for the payment of interest on judgments generally.

Employer and its Affiliates may exercise any of the foregoing remedies concurrently, independently, or successively.  If Executive becomes indebted to Employer for any reason during or after the term of Executive’s employment with Employer, Employer may (but is not obligated to) setoff and collect any amount due Employer from Executive out of any salary, incentive bonus, severance compensation, expense reimbursement, or other amount that it owes to Executive.

12.Employer’s Property.

Any and all keys, books, manuals, vehicles, computers, telephones, equipment, calculators, customer, subscriber, sponsor, prospect, investor, referral, and athlete lists, business records, personal digital assistants, and other items of property that are entrusted or furnished to Executive by Employer in connection with Executive’s employment are the property of Employer.  Executive shall use all that property safely, lawfully, properly, carefully, and only in furtherance of the business of Employer and shall return all that property to Employer at its request or on the termination of Executive’s employment with Employer, whichever occurs first.

13.Security and Access.

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Executive shall (a) comply with all Employer security policies and procedures in force from time to time, including those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Employer intranet, internet, social media, and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords, and any and all other Employer facilities, IT resources, and communication technologies (collectively, “Facilities and Information Technology Resources”); (b) not access or use any Facilities and Information Technology Resources except as authorized by Employer; and (iii) not access or use any Facilities and Information Technology Resources in any manner after the termination of Executive’s employment by Employer, whether termination is voluntary or involuntary. Executive shall notify Employer promptly in the event Executive learns of any violation of the foregoing covenants by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Employer property or materials by others.

14.Drug Testing.

Executive acknowledges that, in compliance with any policy or program adopted by Employer to promote a drug-free workplace, Employer may require Executive to submit to random tests for the presence of drugs or alcohol and terminate Executive’s employment with Employer on receipt of a confirmed positive test result.  Executive understands that it is a condition of Executive’s employment to refrain from taking illicit drugs on or off the job and to submit to drug testing in accordance with any drug-free workplace policy or program established by Employer.  If Executive suffers a work-related injury and refuses to submit to a test for drugs or alcohol, Executive will forfeit Executive’s eligibility for medical benefits, if Employer offers medical benefits as a fringe benefit to its employees.

15.Dispute Resolution.

Executive and Employer shall resolve in the manner provided in this section any claim, dispute, or controversy between them that arises out of, or with respect to, this Agreement or any aspect of Executive’s employment relationship with Employer (a “Dispute”).

(a)  Compulsory Non-Binding Mediation.  If Executive and Employer are unable to resolve a Dispute by mutual agreement, they shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Fort Myers, Florida, in accordance with the Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution, 30 East 33rd Street, 6th Floor, New York, New York 10016; Telephone: (212) 949-6490; Fax: (212) 949-8859; E-mail: info@cpradr.org, within 30 days after the appointment of a mediator who is mutually acceptable to Executive and Employer.  Either Executive or Employer may elect to submit a Dispute to mediation by delivering written notice to the other party.  If Executive and Employer reach a mutually acceptable settlement of the Dispute during the mediation, they shall record the settlement in a written settlement agreement that will be binding on both of them.  Neither Executive or Employer shall terminate the mediation unless each of them has participated (or been afforded an opportunity to participate) in the mediation and are unable to agree on a settlement.  Mediation discussions between Executive and Employer and opinions of the mediator are confidential and are not permitted to be relied on, referred to, or introduced as evidence in any subsequent litigation, arbitration, or other legal proceeding.  All applicable statutes of limitation will be tolled during the pendency of mediation, and Executive and Employer shall take any and all action that is necessary to accomplish that tolling.

Except as otherwise provided in the next sentence, the parties to the Dispute shall share equally the costs of mediation, including the fees of the mediator and any rental or other cost of obtaining a place for the mediation, but excluding their own expenses and attorney fees and costs.  If either party or its primary legal counsel fails to attend the mediation conference, that party shall reimburse the other party, on demand, for the other party’s reasonable cost of attending the mediation conference, including the mediator’s fee and the other party’s attorney fees and expenses.

(b)  Litigation or Arbitration.   If a Dispute is not resolved pursuant to mediation within 60 days after the initiation of the mediation, either Executive or Employer may elect to settle the Dispute by initiating litigation on ten days’ advance written notice to the other party or by submitting the Dispute to binding arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution.

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(c)  Binding Arbitration.  Either Executive or Employer may commence binding arbitration of the Dispute by giving the other party a notice of arbitration in accordance with the CPR Rules for Non-Administered Arbitration and any related commentary.  The arbitration will be conducted in the English language by a sole arbitrator and governed by the Florida Arbitration Act and the substantive laws of the State of Florida. The arbitrator shall hear and decide the Dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the arbitration hearing.  The arbitrator shall render a decision in writing within 30 days after the conclusion of the arbitration hearing.

If a party elects to arbitrate a Dispute before a lawsuit is filed with respect to the subject matter of the Dispute, arbitration will be the sole and exclusive method of resolving the Dispute, the other party or parties to the Dispute must arbitrate the Dispute, and each party to the Dispute will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to avoid the lapse of a statute of limitations or to obtain an equitable remedy as provided in section 15(f).  A party’s right to resolve a Dispute by arbitration does not restrict the party from instituting litigation to resolve the Dispute, unless another party to the Dispute has previously submitted the Dispute to binding arbitration.  The filing of a lawsuit by a party to the Dispute before any other party to the Dispute has given a notice of arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution will bar and preclude all the parties from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

(d)  Selection of Arbitrator.  The arbitration will be conducted by a Florida corporate lawyer who is rated “AV” by Martindale-Hubbell Law Directory, who is selected by agreement of Executive and Employer, and who is independent (not a lawyer or relative of Executive, Employer, any officer, director, or shareholder of Employer) without any economic or financial interest of any kind in the outcome of the arbitration.  If Executive and Employer cannot agree on an arbitrator within 15 days after the effective date of the notice of arbitration, the party who submitted the Dispute to arbitration shall circulate to the other party a list of ten Florida corporate lawyers who are licensed to practice law in the State of Florida, are rated “AV” by Martindale-Hubbell Law Directory, and are acceptable to it to serve as arbitrator of the Dispute.  The party receiving the list of proposed arbitrators shall select the arbitrator from that list and notify the other party of its selection within 15 days after receiving the list of proposed arbitrators.  A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the other party will be entitled to choose the arbitrator for the arbitration from the list of lawyers provided by the party who submitted the Dispute to arbitration.  If for any reason neither Employer or Executive selects an arbitrator within the 15-day period, or if there are multiple parties to the Dispute and they do not agree on the selection of an arbitrator from the list provided by the party who submitted the Dispute to arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution based on the criteria stated above.  Employer and Executive shall pay on a pro rata basis all fees and expenses charged by the CPR Institute for Dispute Resolution for its services in selecting an arbitrator.

(e)Arbitration Award.  The award of the arbitrator will be final and binding as to all the parties to the Dispute and will not be subject to appeal, review, or re-examination by a court or the arbitrator, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by the arbitrator that prejudices the rights of a party to the arbitration.  The award of the arbitrator may include an award of any damages other than treble, special, punitive, exemplary, or consequential damages, and, pursuant to the pleading of either party to the Dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration.

(f)Equitable Remedies; Enforcement Litigation.  Whether or not a Dispute is submitted to binding arbitration, Employer and Executive will retain all rights to obtain injunctive relief and other equitable remedies to enforce their respective rights.  Without limiting the generality of the foregoing, Employer or Executive may (i) petition a court of competent jurisdiction to enter a temporary restraining order or preliminary injunction to preserve the status quo pending resolution of any arbitration proceeding, and (ii) commence a proceeding in any court of competent jurisdiction to enforce any arbitration award or a settlement resulting from mediation or negotiation between them.

(g)Governing Law.  The validity, enforcement, construction, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.

(h)  Venue and Jurisdiction.  With respect to any lawsuit that arises out of this Agreement or Executive’s employment relationship with Employer, whether based on a claim or counterclaim arising before or after the

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Effective Date, and regardless of the legal nature of the claim or counterclaim, Executive and Employer (i) consent to the personal jurisdiction of the state and federal courts having jurisdiction in the State of Florida, (ii) stipulate that a proper and convenient venue for any legal proceeding arising out of this Agreement is the Circuit Court for Lee County, Florida, for a state trial court proceeding, and the United States District Court for the Middle District of Florida, Fort Myers Division, for a federal trial court proceeding, and (iii) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient.

(i) Waiver of Jury Trial.  Executive and Employer knowingly, voluntarily, and intentionally waive the right to a jury trial in any lawsuit between them (or between Executive and any Affiliate of Employer) that arises at any time out of this Agreement or Executive’s employment with Employer, whether at law or in equity, whether based on a claim or counterclaim arising before or after the Effective Date, regardless of the nature of the claim or counterclaim, and including claims under tort, contract, corporate, and employment laws.

(j) Prevailing Party Fee Reimbursement.  Each party to a Dispute that is governed by this section 15 shall pay its own costs associated with the Dispute, unless the Dispute is resolved by a court order or arbitration award.  If a Dispute is resolved by a court order or arbitration award, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting the Dispute, as determined by the court or arbitrator.  Nothing in this Agreement is to be interpreted to contravene the statutory right of a party to seek an award or recovery of all the party’s attorney fees and costs or otherwise defeat the remedial purpose of any applicable state or federal statute.

16.Assignment; Successors; Third-Party Beneficiaries.

This Agreement is personal to Executive, Executive shall not assign any rights or delegate any obligations under this Agreement, and any attempted assignment or delegation by Executive will be invalid and ineffective against Employer and its Affiliates.  Employer may assign its rights under this Agreement (including the restrictive covenants set forth in section 10 above) without Executive’s consent to any Affiliate or any assignee or successor in interest of its business, whether pursuant to a sale, merger, sublease, assignment of lease, or sale or exchange of all or substantially all the assets or outstanding voting stock of Employer.  This Agreement is binding on, and inures to the benefit of, Employer’s authorized assignees and successors.  After an assignment of Employer’s rights under this Agreement, (a) every reference in this Agreement to “Employer” will include the assignee, and (b) if the assignee expressly assumes in writing or by operation of law all the liabilities of the assignor generally or under this Agreement specifically, the assignor will be released from all its obligations to Executive under this Agreement.

17.Waiver; Modification; Severability.

A waiver, discharge, amendment, or modification of this Agreement will be valid and effective only if evidenced by a writing that is signed by or on behalf of both Employer and Executive.  No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party.  The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement.  In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself.  Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law.  If a court determines that a provision of this Agreement is unenforceable, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances to which it is enforceable, except Employer is not obligated to pay or perform any post-termination compensation owed to Executive, if any of the restrictive covenants set forth in section 10 of this Agreement are held to be invalid or unenforceable.

18.Recurring Words.

As used in this Agreement, (a) the words “include” and “including” are always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of

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state and federal courts in the United States of America, (d) the word “person” includes, in addition to a natural person, a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a governmental authority, (e) the term “governmental authority” means a government, a central bank, a securities exchange, a public body or authority, a self-regulatory organization, and any governmental body, agency, authority, commission, department, or subdivision, whether foreign, domestic, or supranational, or local, state, regional, or national, including the United States government and all agencies, branches, commissions, departments, and instrumentalities of the United States government, and (f) the word “costs” includes all the fees, costs, and expenses of experts, attorneys, mediators, arbitrators, witnesses, and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

19.Notices.

Every notice, demand, consent, approval, or other communication required or permitted under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly states that it must be in writing) and delivered personally or by commercial courier or first-class, postage-prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is requested or received by the sender), and addressed, if to Employer, Evolution Development Group, Inc., 10949 Esteban Drive, Fort Myers, Florida 33912; and, if to Executive, to the address listed on Addendum A.  A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first-class, postage-prepaid, United States mail.

20.Counterparts.

The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement.  Delivery of an executed counterpart of this Agreement by email, digital, facsimile, or other electronic means shall have the same effect, validity, and enforceability as an original, manually signed counterpart of this Agreement.

21.Complete Agreement; Interpretation.

The headings of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect.  Addendum A attached to this Agreement is an integral part of it and incorporated by reference in it.  This Agreement (including Addendum A) records the entire understanding of Executive and Employer with respect to the terms of Executive’s employment by Employer and the restrictions stated in it and supersedes any previous or contemporaneous agreement, representation, or understanding, oral or written, by either of them.  If Executive is a shareholder of Employer, however, this Agreement does not supersede any Shareholder Agreement among Executive, Employer, and the other shareholders of Employer or any Restricted Stock Award Agreement between Executive and Employer.  Additionally, this Agreement does not in any manner limit Executive’s obligations to comply with all rules, policies, practices, directives, procedures, and regulations of Employer. Employer may (but is not required to) prepare and deliver to Executive a new Addendum A to reflect any change that occurs in the information set forth on it, and every new Addendum A that is dated and signed by Executive and an authorized officer of Employer (other than Executive) will automatically supersede the previous Addendum A and be incorporated by reference in this Agreement.  Executive and Employer agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.  Unless otherwise expressly stated, all references in this Agreement to a section or schedule are to a section or schedule of this Agreement.

22.Agreement Prepared by Employer Counsel.

Executive has carefully read this Agreement and acknowledges that: (a) counsel for Employer prepared this Agreement on behalf of Employer; (b) Executive has been advised that a conflict may exist between his interests and the interests of Employer; (c) this Agreement may have significant tax, legal, and financial planning consequences to Executive; (d)  Executive should seek the advice of independent counsel regarding those consequences; (e)  counsel for Employer has made no representations to Executive regarding those

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consequences; and (f)  Executive has had sufficient opportunity to seek the advice of independent counsel and to ask questions and receive satisfactory answers regarding this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE COULD SEEK EMPLOYMENT WITH OTHER EMPLOYERS BUT HAS CHOSEN TO ACCEPT OR RETAIN EMPLOYMENT WITH EMPLOYER AND, THEREFORE, IS WILLING TO SIGN THIS AGREEMENT. EXECUTIVE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND SIGNED IT OF HIS OWN FREE WILL AND VOLITION WITHOUT ANY COERCION OR INFLUENCE OF ANY PERSON.

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DocuSign Envelope ID: A959D57C-4D18-45F1-9841-9C7699EB8FE0

ADDENDUM A

SUPPLEMENTAL EMPLOYMENT INFORMATION

EMPLOYER:	Evolution Development Group, Inc.
EXECUTIVE:	Gregory J. Costello, Jr.
POSITION:	Executive Vice President
HOME ADDRESS:	2965 Reatini Ct., Henderson, NV 89052
INITIAL TERM:	October 4, 2018, through December 31, 2018
BASE SALARY:	$150,000 per year.
BONUS:	For each calendar year of the Employment Period, Executive will be eligible to receive an annual bonus (the "Annual Bonus"). The decision to provide any Annual Bonus and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of the Board. In order to be eligible to receive an Annual Bonus, Executive must be employed by Employer on the date that Annual Bonuses are paid.
ABSENT TIME:	Executive is allowed 40 work days of paid time off during each calendar year, which Executive may use at any time or times that are consistent with Employer's business needs and interests. The paid time off will be credited on January 1 of each year. Any unused vacation time will lapse or accumulate in accordance with Employer's vacation policy.

PERMITTED OUTSIDE ACTIVITIES: Work for C4 Entertainment & SBE.

Acknowledged by: Greg Costello

DocuSigned by:
Greg Costello

EXECUTIVE

Date: 7/8/2019, 2019

Acknowledged by:

EVOLUTION DEVELOPMENT GROUP, INC.

By: Anthony Tann

Anthony Tann, Chief Operating Officer

Date: 7/8/2019, 2019

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EMPLOYMENT AGREEMENT

(John Norman)

This Employment Agreement (this “Agreement”) is executed by the undersigned employee (“Executive”) and Evolution Development Group, Inc. (“Employer”), a Florida corporation, to record their following agreement:

1. Employment.

Subject to the terms and conditions of this Agreement, Employer employs Executive in the capacity stated on Addendum A, and Executive shall serve as an employee of Employer in that capacity. Executive shall diligently perform to the reasonable satisfaction of Employer and under the direction of the Board of Directors of Employer (the “Board”) the duties that are stated in this Agreement and any additional duties that are assigned to Executive from time to time by the Board and are consistent with the employment position stated on Addendum A. Additionally, Executive shall, if requested, also serve as a member of the Board or as an officer or director of any Affiliate for no additional compensation.

At all times while employed by Employer, Executive shall devote Executive’s full, best, and dedicated efforts and substantially all of Executive’s working hours (subject to holidays, sick leave, vacation time, and any other absent time allowed by Employer) to the faithful performance of Executive’s employment duties, shall serve and promote the business interests of Employer in good faith, with loyalty and fidelity, and shall comply with all laws and all rules, policies, practices, directives, procedures, and regulations of Employer. This Agreement does not restrict Executive’s right while employed by Employer to make passive investments in other businesses that do not require any active services or participation on Executive’s part or to engage in any business activity described on Addendum A or any other business activities approved by the Board, so long as those authorized business activities do not interfere with the performance of Executive’s employment duties. Employer does not have any interest in the gains, profits, or income that Executive derives from his passive investments or authorized business activities. In addition, Executive may serve in any volunteer capacity with one or more civic, trade, religious, charitable, and educational organizations, so long as the volunteer service does not interfere with the performance of Executive’s employment duties.

Without Executive’s advance written approval, Employer shall not, directly or indirectly, (a) require a change in the location of Executive’s principal place of work to a location that is not in Fort Myers, Florida, (b) assign to Executive or ask Executive to perform any employment duties that are materially inconsistent with those customarily associated with Executive’s positions with Employer, or

(c) substantially change Executive’s employment duties, office facilities, or secretarial support in a way that materially diminishes the prestige or responsibilities of Executive’s corporate titles or offices.

2.Compensation.

Until the termination of Executive’s employment under this Agreement, and for all services rendered by Executive for the benefit of Employer or any existing or future parent, subsidiary, or other business organization with which Employer must consolidate the reporting of its financial information pursuant to generally accepted accounting principles (an “Affiliate” ), Employer shall pay to Executive the salary specified on Addendum A in installments in accordance with Employer’s customary payroll practices and applicable wage payment laws, but no less frequently than monthly, subject to increases approved by the Board. In addition, Executive will be eligible to participate in every incentive bonus and other compensation plan or program established or maintained by Employer for senior management generally, but will be entitled to payment of an incentive bonus only if Executive is employed by Employer on the date when the incentive bonuses are paid to all eligible recipients. If Executive’s employment with Employer under this Agreement does not begin on the first day of a pay period, Executive’s salary for the first and last pay periods under this Agreement will be prorated based on the actual number of work days that

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Executive was employed by Employer during the pay period. Executive is not entitled to any severance compensation on the termination of his employment, except as stated in this Agreement.

Employer may withhold from any amount payable under this Agreement any local, state, federal, or foreign taxes in order for Employer to satisfy any withholding tax obligation it may have under any applicable law. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by Employer providing for clawback or recovery of amounts that were paid to Executive. Employer will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law.

3. Fringe Benefits.

Employer shall provide or make available to Executive the fringe benefits that are otherwise provided or made available to all its senior executives, as in effect from time to time, on the same terms and conditions as those benefits are provided to its other senior executives, consistent with Employer’s practices and governing benefit plan requirements (including plan eligibility provisions). All fringe benefits provided generally by Employer to all its senior executives are subject to revision, deviation, or elimination at any time in any way in the sole discretion of Employer. Executive does not have any entitlement to the continuation of any fringe benefit or other employment practice of Employer.

4. Business Expenses.

Employer shall fully reimburse Executive for all travel, lodging, entertainment, and other out-of-pocket expenses that are incurred by Executive in the good faith performance of Executive’s employment duties under this Agreement and that Employer (in its sole discretion) determines to be both reasonable in amount and ordinary and necessary to Employer’s business. As a condition of reimbursement of expenses, Executive shall submit to Employer appropriate evidence and itemization of all reimbursable expenses in accordance with Employer’s expense reimbursement policies, practices, and procedures.

5. Term of Employment; Effective Date.

(a)Employment Term. Subject to the termination provisions of this section, the period of Executive’s employment by Employer under this Agreement is for the initial term stated on Addendum A and will renew automatically for successive one- year terms on January 1 of each year after the initial term, unless either party notifies the other to the contrary at least 90 days before the end of the then-current term of employment. As used in this Agreement, the term “Employment Period” means the initial period of employment specified on Addendum A and includes any and every renewal period of employment. The restrictive covenants of Executive in section 10 will survive the termination of Executive’s employment with Employer under this Agreement for the periods of time specified in that section.

Executive’s employment with Employer pursuant to this Agreement is terminable by either party at any time before the expiration of the Employment Period, with or without cause or good reason, with 30 days’ advance written notice, except for a termination by Executive “with good reason” or by Employer “with cause.” A termination of Executive’s employment under this Agreement will be effective on the 30th day after the effective date of the notice of resignation or termination, except that a termination by Employer “with cause” or by Executive “with good reason” will be effective on the date when the party terminating the employment notifies the other party of the termination, specifying the reason for the termination. Notwithstanding the effective date of a termination, Employer may require Executive to cease working for Employer and refrain from entering the business premises of Employer at any time after Employer notifies Executive or Executive notifies Employer of the termination. In addition, if Executive is arrested or indicted for a felony criminal offense, Employer in its sole discretion may suspend Executive with pay from providing services to Employer, without terminating Executive’s employment under this Agreement.

Employer may terminate Executive’s employment “with cause” for any of the following reasons:

(i)Executive knowingly violates any law (other than a traffic violation or similar offense);

(ii)Executive knowingly and repeatedly engages in any conduct or activity that is injurious to the reputation of Executive or Employer;

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(iii)Executive knowingly and repeatedly violates any rules, policies, practices, directives, procedures, or regulations of Employer;

(iv)Executive knowingly and repeatedly fails to perform the duties reasonably assigned to Executive pursuant to this Agreement;

(v)Executive breaches any material provision of this Agreement and does not cure the breach within 30 days after Employer gives Executive notice of the breach;

(vi)Executive knowingly and repeatedly disregards or fails to perform to the satisfaction of Employer any of Executive’s obligations to Employer under this Agreement;

(vii)Executive commits a material act or omission constituting fraud, dishonesty, gross negligence, or willful misfeasance with respect to Employer, any Affiliate, or any athlete, customer, subscriber, or supplier of Employer or any Affiliate or any sponsor of any Employer athlete;

(viii)Executive intentionally takes any action or omits to take any action that results (or is reasonably likely to result) in a significant and reasonably foreseeable detriment to Employer, including making an unauthorized disclosure of any “Proprietary Information” (as defined in section 10) or giving any competitor of Employer assistance in the conduct of its business;

(ix)Executive aids, abets, or commits any theft, conversion, or embezzlement from Employer, any Affiliate, or any athlete or athlete sponsor, or any criminal offense (whether a felony or a misdemeanor) that involves moral turpitude that materially and adversely affects Employer or Executive’s ability to perform to the reasonable satisfaction of Employer any significant employment duties or other obligations of Executive under this Agreement;

(x)Executive fails to comply with a written request or directive from the Board that is related to the performance of Executive’s employment duties, is reasonable in light of those duties, and is consistent with those duties and Executive’s positions with Employer, after Employer gives Executive notice of the failure and a reasonable opportunity to comply with the request or directive;

(xi)Executive breaches a fiduciary duty of loyalty owed to Employer as an officer or director of Employer by knowingly engaging (without disclosure to and approval of the Board) in any act that constitutes the receipt of an improper personal benefit, the usurpation of a business opportunity of Employer, or a transaction with Employer in which Executive has a conflict of interest with Employer, and the breach of fiduciary duty is not cured within 30 days after Employer delivers to Executive written notice of the breach;

(xii)Executive accepts any property or payment (including a commission) from a third party doing business with Employer or any Affiliate without turning over the property or payment to Employer, the appropriate Affiliate, or the designee of Employer or the Affiliate or Executive makes any payment or transfers any property to any person for the purpose of inducing the person to do business (or continue to do business) with Employer or any Affiliate, except for payments for goods and services provided on standard terms and conditions in the usual and ordinary course of business; or

(xiii)Executive refuses to submit to a drug or alcohol test to be administered by or on behalf of Employer in accordance with any drug-free workplace program established by it pursuant to applicable law; or the result of any drug or alcohol test administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program indicates the presence in Executive’s system of alcohol, a narcotic, a barbiturate, or a controlled substance at a level prohibited by that drug-free workplace program; or the Board determines in good faith, based on the results of one or more drug or alcohol tests administered to Executive by or on behalf of Employer pursuant to its drug-free workplace program, that Executive demonstrates a dependence on alcohol, narcotics, barbiturates, or controlled substances.

The determination as to whether any reason for the termination of Executive’s employment with cause exists or has occurred will be made in good faith by the affirmative vote of at least 75% of the disinterested members of the Board. For purposes of this Agreement, a termination of Executive’s employment with Employer under this Agreement will be “without cause” if Employer terminates Executive’s employment for any reason other than death or with cause, or if Executive terminates his employment with Employer “with good reason.”

With respect to a termination of Executive’s employment with cause pursuant to the preceding clauses, an act or thing done or omitted by Executive will be considered to have been done “knowingly and repeatedly” if (A) Executive has done an act or thing described in the clause more than once, (B) Employer previously notified Executive in writing that Executive did an act or thing described in the clause, specifying the act or omission and

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warned Executive that any subsequent occurrence of a substantially similar act or omission would constitute grounds for termination of Executive’s employment with cause, and (C) after having been provided that notice, Executive did an act or thing that Executive knew or reasonably should have known was described in the clause.

Executive may voluntarily terminate his employment with Employer at any time before the expiration of this Agreement, with good reason, by tendering to the Board his written resignation, specifying the reason for the termination. Executive may terminate his employment “with good reason” for any of the following reasons:

(1)Employer reduces Executive’s salary or fringe benefits without Executive’s advance consent;

(2)Executive is removed or not elected or reelected to the position stated on Addendum A or any higher-ranking position;

(3)Executive is required to report to anyone other than the Board;

(4)Employer requires Executive to be based at any location other than a location in Fort Myers, Florida, or a location mutually agreed on by Employer and Executive;

(5)Employer reduces the potential earnings of Executive under any bonus, incentive, or performance- based compensation plan of Employer that continues in effect;

(6)Employer elects or appoints a higher-ranking officer than Executive to perform any significant part of Executive’s employment duties without Executive’s advance consent;

(7)Employer substantially changes Executive’s office facilities or secretarial support in a way that mate- rially diminishes the prestige or responsibilities of Executive’s corporate titles or offices;

(8)Employer assigns to Executive or asks Executive to perform any employment duties that are materially inconsistent with those customarily associated with Executive’s positions with Employer;

(9)Employer breaches any material obligation under this Agreement or any other agreement with Executive and (if the breach does not involve a failure to pay money) fails to cure the breach within 30 days after Executive delivers to Employer written notice of the breach;

(10)Any successor in interest of Employer or of all or substantially all its assets or business (whether by merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to expressly assume in writing this Agreement and all the duties and obligations of Employer under it;

(11)Any of the following (a “Change in Control”) occurs: (A) the shareholders of Employer approve a plan of complete liquidation of Employer, unless the transaction is subsequently abandoned or otherwise fails to occur; (B) the shareholders of Employer approve a sale, lease, exchange, or other transfer to any person other than Employer (in a single transaction or related series of transactions) of all or substantially all the consolidated assets of Employer and its subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest, unless the transaction is subsequently abandoned or otherwise fails to occur; (C) the shareholders of Employer approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which Employer will not be the surviving corporation or will become a majority-owned subsidiary of another person, unless the transaction is subsequently abandoned or otherwise fails to occur, or unless immediately after the transaction the former shareholders of Employer beneficially own (in relatively the same proportion as they owned the outstanding shares of common stock of Employer) more than 50% of the combined voting power of all the outstanding securities of a corporation that directly or indirectly through one or more subsidiaries beneficially owns all or substantially all the consolidated assets of Employer and its subsidiaries or more than 50% of the combined voting power of all the outstanding securities of Employer that are entitled to vote generally in the election of its directors; or (D) the occurrence of any other event, transaction, or arrangement that results in any person or group (other than any combination of Anthony Tann and Executive and any of their lineal descendants) becoming a beneficial owner of (i) a majority of the outstanding equity securities of Employer, or (ii) securities of Employer representing 50% or more of the combined voting power of all the outstanding securities of Employer that are entitled to vote generally in the election of its directors, unless in each case the beneficial owner is Employer, a wholly owned subsidiary of Employer, an employee benefit plan sponsored by Employer, a person or group who is a record or beneficial owner of 50% or more of the outstanding shares of Employer’s common stock on the date when this Agreement was executed, or a person who becomes a beneficial owner of 50% or more of the outstanding shares of Employer’s common stock solely by becoming a trustee of one or more inter vivos trusts created by one or more persons who, together or individually, are the record or beneficial owners of 50% or more of the outstanding shares of Employer’s common stock on the date when this Agreement was executed. For purposes of this clause (11), the determination of whether any person or group “beneficially owns” or is a “beneficial owner” of any shares of the common stock or other equity securities of Employer or any other entity will be made in accordance with Rule 13d-3 under the United States Securities Exchange Act of 1934.

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In addition, during and after the period of Executive’s employment with Employer pursuant to this Agreement, Executive shall cooperate with Employer and its Affiliates, and furnish to Employer or any Affiliate any information regarding Employer, any Affiliate, or the business affairs of Employer or any Affiliate that Executive possesses, as reasonably requested by Employer with reasonable advance notice in connection with any claim or legal action in which Employer is or becomes a party. Employer shall reimburse Executive for reasonable expenses incurred in connection with Executive’s cooperation and, to the extent that Executive is required to spend substantial time on these matters, Employer shall compensate Executive at an hourly rate based on Executive’s Salary on the Termination Date.

(b)Effective Date. This Agreement will not become effective, notwithstanding the execution and delivery by its parties, until the Effective Date (as defined below) and will become effective only if the conditions set forth in this section 5(b) occur. This Agreement will become effective as of October 4, 2018 (the “Effective Date”), only if (i) Employer has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings, whether pursuant to Regulation D, Regulation A+, or otherwise (the “Offerings”), and (ii) both parties have executed this Agreement and delivered a signed copy to the other party. On the date on which Employer receives proceeds from the Offerings that in the aggregate have provided $4,000,000 in [gross/net] offering proceeds to Employer (the “Closing Date”), this Agreement will become effective as of the Effective Date. Within 30 days after the Closing Date, Employer shall pay to Executive all salary specified in this Agreement for the period beginning on October 4, 2018, through the Closing Date in a lump sum.

Notwithstanding the foregoing, Employer may declare this Agreement null and void at any time before the Closing Date by notice to Executive, for any reason or no reason at all and, if Employer declares this Agreement null and void in accordance with this section 5(b), this Agreement will have no force and effect and no party to this Agreement will have any duty, liability, or obligation to the other party as a result of the execution and delivery of this Agreement.

6.Severance Benefits.

If Employer terminates the employment of Executive “without cause,” or if Executive terminates his employment with Employer “with good reason,” Employer shall pay and provide to Executive the following compensation:

(a)Employer shall continue to pay to Executive his salary in effect on the effective date of the termination of Executive’s employment with Employer under this Agreement (the “Termination Date”) for a period of two years following the Termination Date (the “Severance Period”); and

(b)If the Termination Date occurs after July 1 of a calendar year, Employer shall pay to Executive in a lump sum within ten days after the Termination Date a pro rata portion of the maximum incentive bonus that otherwise would be payable to Executive for the fiscal year ending on or after the Termination Date (based on the number of days in that fiscal year before the Termination Date and the number of days in that fiscal year on and after the Termination Date).

As a condition precedent to receiving the foregoing severance compensation, Executive must execute and deliver to Employer Employer’s standard form of separation agreement and release. The severance compensation payable to Executive pursuant to this Agreement will not be reduced by the amount of any income that Executive earns or could earn from alternative employment during the remainder of the employment period. Employer waives any duty that Executive might have under law to mitigate damages by seeking alternative employment.

7.Death of Executive.

Executive’s employment with Employer will terminate immediately on the death of Executive, and Employer’s compensation obligations to Executive under this Agreement will cease as of the date of death, except that Employer shall pay to Executive’s heirs or estate any and all earned but unpaid salary that is owed to Executive through the date of death and any unpaid incentive bonus for the prior calendar year that has not been paid to Executive, at the time Employer customarily pays those bonuses, notwithstanding that Executive will not be employed by Employer on the date on which that bonus otherwise would be payable under the terms of this Agreement (i.e., if Executive died in February 2020 and Employer would otherwise pay an incentive bonus to

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Executive for calendar year 2019 on March 15, 2020, if Executive had been employed on that date, Employer would be obligated to pay that bonus to Executive’s heirs or estate on March 15, 2020).

8.Intellectual Property Rights.

While employed by Employer and when Executive ceases to be employed by Employer for any reason, Executive shall promptly and fully disclose in writing to Employer, and hold in trust for the sole right and benefit of Employer, all copy, ideas, plans, designs, methods, scripts, concepts, processes, formulae, recordings, techniques, discoveries, inventions, know-how, developments, improvements, trade secrets, advertising and promotional materials, computer programs, software, applications, specification, source codes, and object codes, operating systems, software development, and other proprietary data, records, knowledge, and information that Executive solely or jointly knows, creates, conceives, develops, or reduces to practice while employed by Employer (collectively “Intellectual Property”), whether or not patentable or capable of copyright or trademark registration, and whether or not created, conceived, developed, or reduced to practice during normal working hours, at the request of Employer, or before or after the execution date of this Agreement. By executing this Agreement, Executive assigns and transfers unconditionally all of Executive’s right, title, and interest in and to all Intellectual Property to Employer. While employed by Employer and at all times thereafter, Executive shall do all things, and execute all documents, including applications for patents, copyrights, and trademarks, and for renewals, extensions, and divisions thereof, that Employer may reasonably request to create, enforce, or evidence Employer’s rights to any Intellectual Property. If Employer is unable for any reason whatsoever to obtain Executive’s signature or assistance, Executive irrevocably appoints Employer, and each of its officers, as Executive’s agent and attorney-in-fact, with full power of substitution, to sign, execute, and file in the name and behalf of Executive any document required to prosecute or apply for any foreign or United States patent, copyright, trademark, or other proprietary protection, including renewals, extension, and divisions, and to do all other lawful acts to further the issuance or prosecution of a patent, copyright, trademark, or other proprietary protection, all with the same legal force and effect as if done or executed by Executive.

9.No Other Employment Restrictions.

Executive represents and warrants to Employer that Executive is not a party to any restrictive covenant limiting Executive’s right to work or perform services for Employer in any capacity. Executive shall indemnify and hold harmless Employer and its Affiliates from all costs, damages, and liabilities that any of them incurs in connection with any claim or lawsuit arising out of any restrictive contract, covenant, or agreement to which Executive is subject on the date of this Agreement or, if earlier, the date when Executive first became an employee of Employer or any Affiliate. For avoidance of doubt, as used in this section, the word “costs” has the meaning indicated in section 18. In addition, Executive and Employer agree that it is important for any prospective employer to be aware of this Agreement, so that disputes concerning this Agreement can be avoided in the future. Therefore, Executive shall notify any subsequent employer of the restrictive covenants contained in this Agreement and deliver a copy of that notice to Employer before Executive commences employment with any subsequent employer. In addition, Executive authorizes Employer to provide a copy of this Agreement to third parties, including Executive’s subsequent, anticipated, or possible future employer. To the extent that they exist, Executive will not disclose to Employer or any Affiliate any of Executive’s previous employer’s trade secrets or confidential information.

10.Restrictive Covenants.

Executive understands and acknowledges that Employer and its Affiliates have invested, and continue to invest, substantial time, money, and specialized knowledge into developing their resources, creating fan, customer, sponsor, subscriber, and athlete bases, generating fan, customer, sponsor, subscriber, and athlete lists and potential fan, customer, sponsor, subscriber, and athlete lists, training its employees, and improving its offerings in its industry. Executive understands and acknowledges that as a result of these efforts, Employer and its Affiliates have created, and continue to use and create Proprietary Information (as defined below). This Proprietary Information provides Employer and its Affiliates with a competitive advantage over others in the marketplace.

In the course of employment, Executive will have access to trade secrets, other valuable or confidential business information of Employer and its Affiliates (such as business records, financial information, and lists of vendors, employees, suppliers, athletes, sponsors, subscribers, and customers), and relationships with existing or

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prospective vendors, employees, suppliers, athletes, sponsors, customers, subscribers, contractors, consultants, and independent contractors of Employer and its Affiliates. Accordingly, to protect the legitimate business interests of Employer and its Affiliates, Executive shall not do any of the following, directly or indirectly, in any capacity, either for personal benefit or on behalf of any other person:

(a)After ceasing for any reason to be employed by Employer, Executive shall (i) return to Employer, and shall not retain or remove without Employer’s advance written consent, any Employer property, including any key, list, data, disk, book, file, tape, record, report, manual, contract, design, sketch, drawing, formula, key card, flash drive, other removable information storage device, hard drive, diskette, appraisal, document, schedule, computer program, software, object code, source code, specification, access card, identification card, security device, Employer credit card, network access device, computer, cell phone, smart phone, equipment, work product, e-mail message, or other tangible property or written or electronic “Proprietary Information” (as defined below) regarding the business and financial affairs of Employer or any Affiliate, except for items that are strictly personal (such as tax forms, payroll slips, and Executive’s copy of this Agreement); and (ii) delete or destroy all copies of any such documents and materials not returned to Employer that remain in Executive’s control or possession, including those stored on any non-Employer devices, networks, storage locations, and media in Executive’s control or possession.

(b)At any time while or after Executive is employed by Employer, and except to the extent expressly authorized by the Board in the course of performing employment duties, Executive shall (i) treat as strictly confidential and not directly or indirectly reveal, divulge, disclose, communicate, duplicate, or make available for any reason or in any manner, to any person whatsoever (including other employees of Employer or any Affiliate not having a need to know and authority to know and use the Proprietary Information in connection with the business of Employer or any Affiliate and, in any event, not to anyone outside of the direct employ of Employer or any Affiliate except as required in the performance of Executive’s authorized employment duties to Employer, in each instance (and then, such disclosure shall be made only within the limits and to the extent of those duties or consent)), any Proprietary Information (as defined below); and (ii) not access or use any Proprietary Information, and not to copy any files, media, records, documents, or other resources containing any Proprietary Information, or remove any files, media, records, documents, or other resources from the premises or control of Employer, except as required in the performance of Executive’s authorized employment duties to Employer or with the prior consent of the Board in each instance (and then, the disclosure shall be made only within the limits and to the extent of the duties or consent). Nothing in this Agreement shall be construed to prevent disclosure of Proprietary Information as may be required by applicable law or pursuant to the valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the disclosure does not exceed the extent of disclosure required by the law or order. Executive shall promptly provide written notice of any such order to the Board.

(c)For a period of 24 full months after the Termination Date, Executive shall not: (i) hire, recruit, or offer to hire any person who is or was an athlete, employee, consultant, or independent contractor of Employer or any Affiliate at any time during the six months preceding the date when the person was hired, first recruited, or offered employment or an agreement by Executive; (ii) induce, solicit, influence, or attempt to influence any athlete, employ- ee, consultant, or independent contractor of Employer or any Affiliate to terminate his or her position with Employer or any Affiliate for the purpose of working for Executive or any other person, whether or not a competitor of Employer or any Affiliate; (iii) divert, contact, solicit, do business with, provide services to, target any selling, marketing, or promotional efforts at, or attempt to do any of the foregoing with any person who is an existing or prospective athlete, subscriber, or customer of Employer or any Affiliate, or any athlete sponsor or has been an athlete, subscriber, or customer of Employer or any Affiliate or an athlete sponsor at any time within 12 full months before the Termination Date, for the purpose of diverting, soliciting, or accepting any business in competition with Employer or any Affiliate;

(iv) persuade or attempt to persuade any agent, vendor, supplier, athlete, customer, contractor, consultant, sales representative, independent contractor, athlete sponsor, or other person who has a business relationship with Employer or any Affiliate to cease to do business with Employer or any Affiliate, reduce the amount of business that it historically has done with Employer or any Affiliate, or otherwise adversely alter its business relationship with Employer or any Affiliate; or (v) accept any payment from a customer or other third party doing business with Employer or any Affiliate (including a fee or commission) without turning over the payment to Employer or its designee;

(d)For a period of 24 full months after the Termination Date, Executive shall not (i) perform any act or

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make any statement that is intended to advance the interest of any existing or prospective competitor of Employer in any way that is reasonably foreseeable to be detrimental to the business interests of Employer or (ii) engage in any business, allow Executive’s name to be associated with any activity or business, acquire an interest in, or serve as an agent, lender, member, manager, officer, partner, director, employee, investor, promoter, proprietor, consultant, stockholder, representative, or independent contractor of, any business that competes with any business in which Employer or any Affiliate (and their respective assignees and successors in interest) engages, or has engaged at any time within two years before the Termination Date, within any country where Employer or any Affiliate transacts business, including any country where Employer or any Affiliate solicits or accepts business from or on behalf of any athlete, customer, subscriber, or sponsor or sells, markets, processes, or manufactures any product or service for itself or on behalf of any athlete; and

(e)While employed by Employer and at all times thereafter, Executive will not make, publish, or communicate to any person or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Employer, any Affiliate, or any of their respective businesses, or any of their employees, officers, or directors or any existing and prospective athletes, subscribers, sponsors, customers, suppliers, investors, and other associated third parties; provided however, that this clause (e) does not, in any way, restrict or impede Executive from exercising protected rights to the extent that those rights cannot be waived by agreement or from complying with any applicable law or a valid order of a court of competent jurisdiction or an authorized governmental authority, provided that the compliance does not exceed that required by the law or order. Executive shall promptly provide written notice of any such order to the Board.

As used in this Agreement, “Proprietary Information” means all information concerning Employer or any Affiliate that is confidential, proprietary, or not readily available to the general public, however and whenever acquired by Executive, whether or not in writing, whether or not developed by Executive, whether or not a trade secret or marked or designated as “secret” or “confidential,” and whether obtained by Executive before or after the date this Agreement, and includes the following: (i) all information regarding intellectual property of Employer or any Affiliate; (ii) all financial data, budgets, reports, forecasts, schedules, statements, and projections and accounting records and information; (iii) information identifying or tending to identify any agents, vendors, sponsors, licensors, licensees, subscribers, customers, employees, suppliers, athletes, investors, contractors, or consultants with whom Employer or any Affiliate has a business relationship or seeks to have a business relationship; (iv) information regarding the plans, markets, products, services, pricing, operations, programs, contracts, controls, prospects, capital projects, agreements, transactions, negotiations, personnel records, research and development, business plans and strategies, and methods, processes, procedures, and techniques of business operation of Employer or any Affiliate; and (v) every study, report, summary, analysis, notation, synopsis, compilation, and other document that is prepared by or for Employer or any Affiliate and contains or reflects any of the foregoing information concerning Employer or any Affiliate, but excludes in each case information that is readily available to the general public or is required to be disclosed by law, to establish a legal defense, or to respond in good faith to a valid inquiry, request, or subpoena by a court or govern- mental authority (but only if Executive promptly notifies the Board of any disclosure that is requested or mandated by a court or governmental authority, so Employer has an opportunity to seek a protective order).

The restriction in clause (d) of this section applies to passive investments in any corporation or other business organization, except for a passive investment of less than $50,000 in less than 5% of the outstanding common stock of any publicly traded company that has more than 500 shareholders of record. At the request of Employer at any time during or after Executive’s employment with Employer, Executive shall grant Employer access to any personal computer, lap top computer, hand-held computer, personal data assistant, personal communication service device, and computer tapes, disks, diskettes, hard drives, flash drives, and other electronic storage devices that are used or owned by Executive, for the purpose of determining whether they contain any Proprietary Information that should be returned to Employer or any Affiliate.

Executive’s obligations to Employer under the preceding covenants are independent of any other obligation between Employer and Executive (including any obligation under this Agreement or any other agreement between Employer and Executive and any obligation that otherwise arises from any aspect of the employment relationship between Employer and Executive) and are not subject to any set-off, defense, deduction, or counterclaim based on any claim that Executive might have against Employer or any Affiliate. In addition, Executive acknowledges and stipulates to the following:

(A)The preceding covenants are in consideration for, and a necessary condition of, Executive’s service

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or continued service as an employee of Employer;

(B)A breach by Executive of any of the preceding covenants will diminish the value of Employer or its Affiliates and will cause irreparable and continuing injury to Employer or its Affiliates for which an adequate legal remedy will not exist the amount of Executive’s compensation reflects, in part, Executive’s obligations and Employer’s rights under section 10 of this Agreement, Executive has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced in this Agreement in connection with those restrictive covenants, and Executive will not be subject to undue hardship by reason of Executive’s full compliance with the terms and conditions of section 10 of this Agreement or Employer’s enforcement of those covenants;

(C)All the information described in clauses (a) and (b) of this section is unique, special, and valuable property of Employer or its Affiliates that constitutes either trade secrets under the Uniform Trade Secrets Act of the State of Florida or other valuable or confidential business information; and

(D)The preceding restrictions are reasonable as to time, geographical area, and line of business and are reasonably necessary to protect legitimate business interests of Employer and its Affiliates, including trade secrets, other valuable confidential or business information, substantial relationships with vendors, suppliers, athletes, sponsors, subscribers, investors, consultants, independent contractors, and existing or prospective customers with whom Employer or any Affiliate has or seeks a business relationship, and the goodwill associated with the trade names of Employer and its Affiliates, their ongoing businesses, and the trade areas in which they operate.

To the extent the duration, geographical area, or line of business of any of the preceding restrictions would cause them to be unenforceable, the restrictions automatically will be reformed for purposes of enforcement to a duration, geographical area, or line of business that is valid and enforceable. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated. Also, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid. The duration of every restriction set forth in this section will be extended by any period of time during which Executive is in breach of the obligation.

Notwithstanding any other provision of this Agreement:

(1)Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)is made (i) in confidence to a local, state, or federal government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(2)If Executive files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Executive may disclose Employer’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive:

(A)files any document containing trade secrets under seal; and (B) does not disclose trade secrets, except pursuant to court order.

Executive understands and acknowledges that Executive’s obligations under this Agreement with regard to any particular Proprietary Information shall commence immediately upon Executive first having access to the Proprietary Information (whether before or after Executive begins employment by Employer) and shall continue during and after Executive’s employment by Employer until such time as the Proprietary Information has become public knowledge other than as a result of the Executive's breach of this Agreement or breach by those acting in concert with Executive or on Executive’s behalf.

11.Remedies.

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If Executive breaches any covenant in section 10 and fails to cure the breach to the reasonable satisfaction of Employer within ten days after Employer gives Executive notice of the breach, Employer will be excused from paying or performing any liability or obligation owed to Executive under this Agreement (including any salary, incentive bonus, or fringe benefits) and, without limiting or excluding any other available remedy, Employer or any Affiliate will be entitled to the following remedies:

(a)Entry by a court having jurisdiction of an order granting specific performance or injunctive relief (temporary or permanent), without proof of actual monetary damage or an inadequate remedy at law;

(b)Recovery from Executive of the actual loss or damage suffered by Employer as a result of the breach through the date when a court enters an injunction against the conduct or activity constituting the breach;

(c)Reimbursement from Executive of all costs incurred by Employer and its Affiliates in enforcing the covenant or otherwise defending or prosecuting any mediation, arbitration, or litigation arising out of the covenant; and

(d)Recovery from Executive of any and all compensation paid to Executive by Employer after the termination date of Executive’s employment with Employer, together with interest, from the date when paid by Employer until the date when repaid by Executive, at the statutory annual rate then provided by Florida law for the payment of interest on judgments generally.

Employer and its Affiliates may exercise any of the foregoing remedies concurrently, independently, or successively. If Executive becomes indebted to Employer for any reason during or after the term of Executive’s employment with Employer, Employer may (but is not obligated to) setoff and collect any amount due Employer from Executive out of any salary, incentive bonus, severance compensation, expense reimbursement, or other amount that it owes to Executive.

12.Employer’s Property.

Any and all keys, books, manuals, vehicles, computers, telephones, equipment, calculators, customer, subscriber, sponsor, prospect, investor, referral, and athlete lists, business records, personal digital assistants, and other items of property that are entrusted or furnished to Executive by Employer in connection with Executive’s employment are the property of Employer. Executive shall use all that property safely, lawfully, properly, carefully, and only in furtherance of the business of Employer and shall return all that property to Employer at its request or on the termination of Executive’s employment with Employer, whichever occurs first.

13.Security and Access.

Executive shall (a) comply with all Employer security policies and procedures in force from time to time, including those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Employer intranet, internet, social media, and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords, and any and all other Employer facilities, IT resources, and communication technologies (collectively, “Facilities and Information Technology Resources”); (b) not access or use any Facilities and Information Technology Resources except as authorized by Employer; and (iii) not access or use any Facilities and Information Technology Resources in any manner after the termination of Executive’s employment by Employer, whether termination is voluntary or involuntary. Executive shall notify Employer promptly in the event Executive learns of any violation of the foregoing covenants by others, or of any other misappropriation or unauthorized access, use, reproduction, or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Employer property or materials by others.

14.Drug Testing.

Executive acknowledges that, in compliance with any policy or program adopted by Employer to promote a drug-free workplace, Employer may require Executive to submit to random tests for the presence of drugs or alcohol and terminate Executive’s employment with Employer on receipt of a confirmed positive test result. Executive understands that it is a condition of Executive’s employment to refrain from taking illicit drugs on or off the job and to submit to drug testing in accordance with any drug-free workplace policy or program established by Employer. If Executive suffers a work-related injury and refuses to submit to a test for drugs or alcohol, Executive will forfeit Executive’s eligibility for medical benefits, if Employer offers medical benefits as

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a fringe benefit to its employees.

15.Dispute Resolution.

Executive and Employer shall resolve in the manner provided in this section any claim, dispute, or controversy between them that arises out of, or with respect to, this Agreement or any aspect of Executive’s employment relationship with Employer (a “Dispute”).

(a)Compulsory Non-Binding Mediation. If Executive and Employer are unable to resolve a Dispute by mutual agreement, they shall promptly attempt in good faith to resolve the Dispute by non-binding mediation in Fort Myers, Florida, in accordance with the Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution, 30 East 33rd Street, 6th Floor, New York, New York 10016; Telephone: (212) 949-6490; Fax: (212) 949-8859; E-mail: info@cpradr.org, within 30 days after the appointment of a mediator who is mutually acceptable to Executive and Employer. Either Executive or Employer may elect to submit a Dispute to mediation by delivering written notice to the other party. If Executive and Employer reach a mutually acceptable settlement of the Dispute during the mediation, they shall record the settlement in a written settlement agreement that will be binding on both of them. Neither Executive or Employer shall terminate the mediation unless each of them has participated (or been afforded an opportunity to participate) in the mediation and are unable to agree on a settlement. Mediation discussions between Executive and Employer and opinions of the mediator are confidential and are not permitted to be relied on, referred to, or introduced as evidence in any subsequent litigation, arbitration, or other legal proceeding. All applicable statutes of limitation will be tolled during the pendency of mediation, and Executive and Employer shall take any and all action that is necessary to accomplish that tolling.

Except as otherwise provided in the next sentence, the parties to the Dispute shall share equally the costs of mediation, including the fees of the mediator and any rental or other cost of obtaining a place for the mediation, but excluding their own expenses and attorney fees and costs. If either party or its primary legal counsel fails to attend the mediation conference, that party shall reimburse the other party, on demand, for the other party’s reasonable cost of attending the mediation conference, including the mediator’s fee and the other party’s attorney fees and expenses.

(b)Litigation or Arbitration. If a Dispute is not resolved pursuant to mediation within 60 days after the initiation of the mediation, either Executive or Employer may elect to settle the Dispute by initiating litigation on ten days’ advance written notice to the other party or by submitting the Dispute to binding arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution.

(c)Binding Arbitration. Either Executive or Employer may commence binding arbitration of the Dispute by giving the other party a notice of arbitration in accordance with the CPR Rules for Non-Administered Arbitration and any related commentary. The arbitration will be conducted in the English language by a sole arbitrator and governed by the Florida Arbitration Act and the substantive laws of the State of Florida. The arbitrator shall hear and decide the Dispute based on the evidence produced, notwithstanding the failure or refusal to appear by a party who has been duly notified of the date, time, and place of the arbitration hearing. The arbitrator shall render a decision in writing within 30 days after the conclusion of the arbitration hearing.

If a party elects to arbitrate a Dispute before a lawsuit is filed with respect to the subject matter of the Dispute, arbitration will be the sole and exclusive method of resolving the Dispute, the other party or parties to the Dispute must arbitrate the Dispute, and each party to the Dispute will be barred from filing a lawsuit concerning the subject matter of the arbitration, except to avoid the lapse of a statute of limitations or to obtain an equitable remedy as provided in section 15(f). A party’s right to resolve a Dispute by arbitration does not restrict the party from instituting litigation to resolve the Dispute, unless another party to the Dispute has previously submitted the Dispute to binding arbitration. The filing of a lawsuit by a party to the Dispute before any other party to the Dispute has given a notice of arbitration in accordance with the Rules for Non-Administered Arbitration of the CPR Institute for Dispute Resolution will bar and preclude all the parties from submitting the subject matter of the lawsuit to arbitration while the lawsuit is pending.

(d)Selection of Arbitrator. The arbitration will be conducted by a Florida corporate lawyer who is rated “AV” by Martindale-Hubbell Law Directory, who is selected by agreement of Executive and Employer, and who is independent (not a lawyer or relative of Executive, Employer, any officer, director, or shareholder of

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Employer) without any economic or financial interest of any kind in the outcome of the arbitration. If Executive and Employer cannot agree on an arbitrator within 15 days after the effective date of the notice of arbitration, the party who submitted the Dispute to arbitration shall circulate to the other party a list of ten Florida corporate lawyers who are licensed to practice law in the State of Florida, are rated “AV” by Martindale-Hubbell Law Directory, and are acceptable to it to serve as arbitrator of the Dispute. The party receiving the list of proposed arbitrators shall select the arbitrator from that list and notify the other party of its selection within 15 days after receiving the list of proposed arbitrators. A party who fails to select an arbitrator within the prescribed 15-day period waives the right to select an arbitrator, and the other party will be entitled to choose the arbitrator for the arbitration from the list of lawyers provided by the party who submitted the Dispute to arbitration. If for any reason neither Employer or Executive selects an arbitrator within the 15-day period, or if there are multiple parties to the Dispute and they do not agree on the selection of an arbitrator from the list provided by the party who submitted the Dispute to arbitration, the arbitrator will be selected by the CPR Institute for Dispute Resolution based on the criteria stated above. Employer and Executive shall pay on a pro rata basis all fees and expenses charged by the CPR Institute for Dispute Resolution for its services in selecting an arbitrator.

(e)Arbitration Award. The award of the arbitrator will be final and binding as to all the parties to the Dispute and will not be subject to appeal, review, or re-examination by a court or the arbitrator, except for fraud, perjury, manifest clerical error, or evident partiality or misconduct by the arbitrator that prejudices the rights of a party to the arbitration. The award of the arbitrator may include an award of any damages other than treble, special, punitive, exemplary, or consequential damages, and, pursuant to the pleading of either party to the Dispute, any court having jurisdiction may enter a judgment of any award rendered in the arbitration.

(f)Equitable Remedies; Enforcement Litigation. Whether or not a Dispute is submitted to binding arbitration, Employer and Executive will retain all rights to obtain injunctive relief and other equitable remedies to enforce their respective rights. Without limiting the generality of the foregoing, Employer or Executive may (i) petition a court of competent jurisdiction to enter a temporary restraining order or preliminary injunction to preserve the status quo pending resolution of any arbitration proceeding, and (ii) commence a proceeding in any court of competent jurisdiction to enforce any arbitration award or a settlement resulting from mediation or negotiation between them.

(g)Governing Law. The validity, enforcement, construction, and interpretation of this Agreement are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.

(h)Venue and Jurisdiction. With respect to any lawsuit that arises out of this Agreement or Executive’s employment relationship with Employer, whether based on a claim or counterclaim arising before or after the Effective Date, and regardless of the legal nature of the claim or counterclaim, Executive and Employer (i) consent to the personal jurisdiction of the state and federal courts having jurisdiction in the State of Florida, (ii) stipulate that a proper and convenient venue for any legal proceeding arising out of this Agreement is the Circuit Court for Lee County, Florida, for a state trial court proceeding, and the United States District Court for the Middle District of Florida, Fort Myers Division, for a federal trial court proceeding, and (iii) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient.

(i)Waiver of Jury Trial. Executive and Employer knowingly, voluntarily, and intentionally waive the right to a jury trial in any lawsuit between them (or between Executive and any Affiliate of Employer) that arises at any time out of this Agreement or Executive’s employment with Employer, whether at law or in equity, whether based on a claim or counterclaim arising before or after the Effective Date, regardless of the nature of the claim or counterclaim, and including claims under tort, contract, corporate, and employment laws.

(j)Prevailing Party Fee Reimbursement. Each party to a Dispute that is governed by this section 15 shall pay its own costs associated with the Dispute, unless the Dispute is resolved by a court order or arbitration award. If a Dispute is resolved by a court order or arbitration award, the losing party shall reimburse the prevailing party, on demand, for all costs incurred by the prevailing party in enforcing, defending, or prosecuting the Dispute, as determined by the court or arbitrator. Nothing in this Agreement is to be interpreted to contravene the statutory right of a party to seek an award or recovery of all the party’s attorney fees and costs or otherwise defeat the remedial purpose of any applicable state or federal statute.

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16.Assignment; Successors; Third-Party Beneficiaries.

This Agreement is personal to Executive, Executive shall not assign any rights or delegate any obligations under this Agreement, and any attempted assignment or delegation by Executive will be invalid and ineffective against Employer and its Affiliates. Employer may assign its rights under this Agreement (including the restrictive covenants set forth in section 10 above) without Executive’s consent to any Affiliate or any assignee or successor in interest of its business, whether pursuant to a sale, merger, sublease, assignment of lease, or sale or exchange of all or substantially all the assets or outstanding voting stock of Employer. This Agreement is binding on, and inures to the benefit of, Employer’s authorized assignees and successors. After an assignment of Employer’s rights under this Agreement, (a) every reference in this Agreement to “Employer” will include the assignee, and (b) if the assignee expressly assumes in writing or by operation of law all the liabilities of the assignor generally or under this Agreement specifically, the assignor will be released from all its obligations to Executive under this Agreement.

17.Waiver; Modification; Severability.

A waiver, discharge, amendment, or modification of this Agreement will be valid and effective only if evidenced by a writing that is signed by or on behalf of both Employer and Executive. No delay or course of dealing by a party to this Agreement in exercising any right, power, or remedy under this Agreement will operate as a waiver of any right, power, or remedy of that party, except to the extent expressly manifested in writing by that party. The failure at any time of either party to require performance by the other party of any provision of this Agreement will in no way affect the party’s right thereafter to enforce the provision or this Agreement. In addition, the waiver by a party of a breach of any provision of this Agreement will not constitute a waiver of any succeeding breach of the provision or a waiver of the provision itself. Whenever possible, each provision of this Agreement should be construed and interpreted so that it is valid and enforceable under applicable law. If a court determines that a provision of this Agreement is unenforceable, that provision will be deemed separable from the remaining provisions of this Agreement and will not affect the validity, interpretation, or effect of the other provisions of this Agreement or the application of that provision to other circumstances to which it is enforceable.

18.Recurring Words.

As used in this Agreement, (a) the words “include” and “including” are always without limitation, (b) the word “days” refers to calendar days, including Saturdays, Sundays, and holidays, (c) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of state and federal courts in the United States of America, (d) the word “person” includes, in addition to a natural person, a trust, group, syndicate, corporation, cooperative, association, partnership, business trust, joint venture, limited liability company, unincorporated organization, and a governmental authority, (e) the term “governmental authority” means a government, a central bank, a securities exchange, a public body or authority, a self-regulatory organization, and any governmental body, agency, authority, commission, department, or subdivision, whether foreign, domestic, or supranational, or local, state, regional, or national, including the United States government and all agencies, branches, commissions, departments, and instrumentalities of the United States government, and (f) the word “costs” includes all the fees, costs, and expenses of experts, attorneys, mediators, arbitrators, witnesses, and supersedeas bonds, whether incurred before or after demand or commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings.

19.Notices.

Every notice, demand, consent, approval, or other communication required or permitted under this Agreement will be valid only if it is in writing (whether or not this Agreement expressly states that it must be in writing) and delivered personally or by commer- cial courier or first-class, postage-prepaid, United States mail (whether or not certified or registered, and regardless of whether a return receipt is requested or received by the sender), and addressed, if to Employer, Evolution Development Group, Inc., 10949 Esteban Drive, Fort Myers, Florida 33912; and, if to Executive, to the address listed on Addendum A. A validly given notice, demand, consent, approval, or other communication will be effective on the earlier of its receipt, if delivered personally or commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first-class, postage-prepaid, United States mail.

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20.Counterparts.

The parties may execute this Agreement in counterparts. Each executed counterpart of this Agreement will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Delivery of an executed counterpart of this Agreement by email, digital, facsimile, or other electronic means shall have the same effect, validity, and enforceability as an original, manually signed counterpart of this Agreement.

21.Complete Agreement; Interpretation.

The headings of the sections of this Agreement are solely for convenient reference and neither constitute a part of this Agreement nor affect its meaning, interpretation, or effect. Addendum A attached to this Agreement is an integral part of it and incorporated by reference in it. This Agreement (including Addendum A) records the entire understanding of Executive and Employer with respect to the terms of Executive’s employment by Employer and the restrictions stated in it and supersedes any previous or contemporaneous agreement, representation, or understanding, oral or written, by either of them. If Executive is a shareholder of Employer, however, this Agreement does not supersede any Shareholder Agreement among Executive, Employer, and the other shareholders of Employer or any Restricted Stock Award Agreement between Executive and Employer. Additionally, this Agreement does not in any manner limit Executive’s obligations to comply with all rules, policies, practices, directives, procedures, and regulations of Employer. Employer may (but is not required to) prepare and deliver to Executive a new Addendum A to reflect any change that occurs in the information set forth on it, and every new Addendum A that is dated and signed by Executive and an authorized officer of Employer (other than Executive) will automatically supersede the previous Addendum A and be incorporated by reference in this Agreement. Executive and Employer agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. Unless otherwise expressly stated, all references in this Agreement to a section or schedule are to a section or schedule of this Agreement.

22.Section 409A.

This Agreement is intended to comply with Internal Revenue Code Section 409A or an exemption under that section and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event will Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

23.Agreement Prepared by Employer Counsel.

Executive has carefully read this Agreement and acknowledges that: (a) counsel for Employer prepared this Agreement on behalf of Employer; (b) Executive has been advised that a conflict may exist between his interests and the interests of Employer; (c) this Agreement may have significant tax, legal, and financial planning consequences to Executive; (d) Executive should seek the advice of independent counsel regarding those consequences; (e) counsel for Employer has made no representations to Executive regarding those consequences; and (f) Executive has had sufficient opportunity to seek the advice of independent counsel and to ask questions and receive satisfactory answers regarding this Agreement.

EXECUTIVE ACKNOWLEDGES THAT HE COULD SEEK EMPLOYMENT WITH OTHER EMPLOYERS BUT HAS CHOSEN TO ACCEPT OR RETAIN EMPLOYMENT WITH EMPLOYER AND, THEREFORE, IS WILLING TO SIGN THIS AGREEMENT. EXECUTIVE UNDERSTANDS HIS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AND SIGNED IT OF HIS OWN FREE WILL AND VOLITION WITHOUT ANY COERCION OR INFLUENCE OF ANY PERSON.

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State of Florida documentary excise tax in the amount of $700.00 has been paid or will be paid directly to the Florida Department of Revenue.

PROMISSORY NOTE

$200,000.00 Maturity Date: March 1, 2021

On the Termination Date (defined below), Evolution Development Group, Inc. (“Borrower”), a Florida corporation, for value received, unconditionally promises to pay to the order of John Norman (“Lender”), at 10949 Esteban Drive, Fort Myers, Florida 33912 or at such other place as Lender designates by notice to Borrower, in immediately available legal tender of the United States of America, the principal amount of Two Hundred Thousand Dollars and 00/100 ($200,000.00), or so much of that amount as has been advanced by Lender and remains unpaid, and to pay interest on the outstanding principal amount of this Promissory Note (this “Note”), from the date of this Note until it becomes due and payable, at the variable rate of interest set forth in this Note. Borrower shall pay all taxes and assessments imposed on this Note in connection with the execution and delivery of this Note and the extension of credit evidenced by this Note.

1.Loans. Pursuant to this Note, Lender will extend to Borrower a revolving line of credit that may be availed  of by Borrower from time to time for so long as no Default (as defined below) exists, until the Termination Date, at which time Lender’s commitment to extend credit under this Note will expire and all principal and interest under this Note and all other amounts payable to Lender under this Note and any related security documents (together with this Note, the “Credit Documents”) will be due and payable. Borrower shall use all loans and advances of any kind made by Lender pursuant to this Note (the “Loans”) solely for the general working capital needs of Borrower, and shall not use any proceeds of the Loans for any other purpose.

Without regard to the principal amount of this Note stated on its face, the actual principal amount at any time outstanding and owing by Borrower on account of this Note will be the sum of all advances then made less all payments of principal actually received by Lender. During the period from and including the date of this Note to but not including the Termination Date, Borrower may use the credit facility provided by this Note by borrowing, repaying, and re-borrowing loans in whole or in part, all in accordance with the terms and conditions of this Note. The Loans shall constitute a general obligation of Borrower and shall be secured by any collateral pledged or assigned by Borrower to Lender on or after the date of this Note.

2.Loan Requests. Borrower shall deliver a borrowing request to Lender by email or other written communication at least three business days before the date Borrower requests that any borrowing under the Loans be made to it, specifying the amount of principal to be borrowed, the date on which the Loan is requested to be disbursed to Borrower, and the bank account into which the Loan is to be deposited. As an accommodation to Borrower, Lender may permit telephonic requests for Loans and electronic transmittal of instructions or authorizations to Lender by Borrower.

3.Principal Payments. Borrower shall pay all outstanding principal of this Note without any offset, deduction, or counterclaim, on the Termination Date. For purposes of this Agreement, “Termination Date” means the earlier of (a) the Maturity Date, or (b) three business days after the day on which Lender demands payment in full of all amounts due and payable under this Note. “Maturity Date” means March 1, 2021, as extended from time to time in writing by Lender at his discretion that is signed by Lender and Borrower.

4.Interest. Interest will accrue daily on the outstanding principal balance of this Note at an annual rate equal to the sum of the Base Rate plus 1%. Borrower shall pay, without any offset, deduction, or counterclaim, all accrued interest on this Note on or before the first day of each calendar quarter during the term of this Note, beginning February 7, 2020, and ending on the Termination Date, when a final payment of all accrued interest under this Note will be due and payable. The interest rate on this Note will be adjusted quarterly on the first day of each calendar quarter (January 1, April 1, July 1, and October 1) to reflect any changes in the Base Rate since the last adjustment date, and each adjustment will be effective as of 12:01 a.m. on the first day of each calendar quarter and continue in effect until the first day of the ensuing calendar quarter. For purposes of this Note, “Base Rate” means the general level of the base rate charged on corporate loans at large United States money center commercial banks that is published in The Wall Street Journal as the “prime rate” or, if The Wall Street Journal ceases to publish that rate, the rate of interest established and

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announced by Bank of America, N.A. from time to time as its “base rate” or “prime rate.” Each determination of the Base Rate made by Lender is conclusive and binding on Borrower absent manifest error. All computations of interest shall be made on the basis of a year of 360 days and the actual number of days elapsed.

Interest is payable on demand on each overdue installment of interest or principal from the date when due until paid at an annual rate equal to the greater of 18% or the highest annual rate of interest then allowed by applicable Florida law.

5.Payments Generally. Borrower shall pay all interest, principal, and other amounts due under this Note (a) without any presentation of this Note, (b) in immediately available lawful money of the United States of America without setoff, condition, or counterclaim, and (c) by wire transfer to an account designated by Lender or by a corporate check that is mailed and addressed to Lender at the address shown above. If any payment date under this Note occurs on a day that is a Saturday, Sunday, or bank holiday in Fort Myers, Florida, that payment date will be extended automatically to the next succeeding day that is not a Saturday, Sunday, or bank holiday in Fort Myers, Florida, and, during the extension, Borrower shall pay interest on the unpaid principal amount at the rate specified for the payment of interest before maturity. Borrower may prepay this Note in full at any time or in part from time to time without penalty or premium.

6.Order of Application. Each payment of this Note will be applied by Lender first to all accrued interest on this Note, then to the outstanding principal of this Note, and then to all costs payable under this Note. Each payment of this Note will not postpone the due date of any subsequent payment of interest or principal payable on this Note. Any principal amount repaid by Borrower under this Note may be re-borrowed by Borrower in accordance with the terms and conditions of this Note.

7.Maximum Loan Amount. The aggregate, maximum unpaid principal amount outstanding under this Note at any time must not exceed $200,000 (the “Commitment”). Lender has no obligation to make additional advances under this Note to the extent those advances would cause the aggregate principal amount of Loans to exceed the Commitment. If the unpaid balance of Loans outstanding at any time exceeds the Commitment, those excess Loans will nevertheless constitute obligations that are secured by any collateral for the Loans and entitled to all the benefits of this Note and any other Credit Documents. If Lender is willing, in his sole and absolute discretion, to make Loans in excess of the Commitment, those excess Loans will be payable on demand and will bear interest as provided in this Note for Loans generally or at any higher rate of interest as Lender may require as a condition to making any excess Loans. Notwithstanding anything to the contrary in this Note, if the outstanding aggregate amount of Loans exceeds the Commitment, Borrower shall, on demand, repay the outstanding Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Loans by an amount equal to the excess.

8.Maximum Interest. Borrower and Lender intend to comply strictly with applicable law regulating the maximum allowable rate or amount of interest that Lender may charge and collect on this Note. Accordingly, and notwith- standing anything in this Note or otherwise to the contrary, the maximum aggregate amount of interest and other charges constituting interest under applicable law that is payable, chargeable, or receivable under this Note is limited to the maximum amount of interest now allowed by applicable law or any greater amount of interest allowed because of a future amendment to existing law. Borrower is not liable for any interest in excess of this maximum amount, and any excess interest charged or collected by Lender will constitute an inadvertent mistake and, if charged but not paid, will be cancelled automatically, or, if paid, will be credited against the outstanding principal amount of this Note or returned to Borrower.

9.Rescission of Payments. If at any time any payment made under this Note (whether by Borrower or any other person) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or the person who made the payment, or otherwise, or if any check or other written order to pay any amount to Lender is dishonored or returned as unpaid by the financial institution against which it is drawn, Borrower’s obligation to make that payment shall be reinstated as though the payment had not been made.

10.Representations and Warranties. Borrower represents and warrants to Lender:

(a)Organization. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.

(b)Corporate Power and Authority. Borrower is duly authorized and empowered to execute, deliver, and

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perform this Note and each of the other Credit Documents to which it is a party. The execution, delivery, and performance by Borrower of this Note and each of the other Credit Documents have been duly authorized by all necessary action and do not and will not: (i) require any consent or approval of any person (other than the directors of Borrower); (ii) contravene Borrower’s Bylaws or Articles of Incorporation; (iii) violate, or cause Borrower to be in default under, any provision of any law, order, award, or determination in effect that applies to Borrower or any of its properties; (iv) require any notice to, filing or registration with, or license or authorization of, any governmental authority or other person; (v) result in a breach or default, the imposition of a penalty, a suspension, cancellation, or termination (or create any right of suspension, cancellation, or termination), or the acceleration of the maturity of any liability, obligation, or indebtedness of Borrower, under or pursuant to any order, lease, contract, mortgage, indenture, promissory note, security agreement, or other agreement or instrument to which Borrower is a party or by which it or its properties are bound or affected; or (vi) result in, or require, the creation or imposition of any lien on or with respect to any of the properties now owned or later acquired by Borrower.

(c)Legally Enforceable Agreement. This Note has been duly and validly executed and delivered by Borrower, and Borrower will have duly and validly executed each of the other Credit Documents to which it is a party before that Credit Document is delivered to Lender. This Note is, and (when executed and delivered to Lender) each of the other Credit Documents when delivered under this Note will be, a legal, valid, and binding obligation of Borrower enforceable against it in accordance with its respective terms, except in each case to the extent limited by application of general principles of equity and by bankruptcy, insolvency, debtor relief, and similar laws of general application affecting the enforcement of creditors’ rights and debtors’ obligations.

11.Covenants. Until all amounts outstanding under this Note have been indefeasibly paid in full, Borrower shall:

(a)Information. Provide to Lender all information regarding Borrower, its assets, and its financial condition as reasonably requested by Lender from time to time;

(b)Debt. Not incur any indebtedness to any person without Lender’s written consent;

(c)Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including all taxes payable by Borrower;

(d)Notice of Events of Default. As soon as possible and in any event within two days after it becomes aware that a Default (as defined below) has occurred, notify Lender in writing of the nature and extent of the Default and the action, if any, Borrower has taken or proposes to take with respect to the Default; and

(e)Further Assurances. Upon the request of Lender, promptly execute and deliver all ancillary documents, agreements, and instruments and do or cause to be done all further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

12.Defaults; Remedies. The occurrence of one or more of the following events will constitute a “Default” under this Note:

(a)The nonpayment of any interest or principal under this Note when due, whether at maturity, by acceleration, or otherwise;

(b)The filing by Borrower of a petition seeking relief for Borrower under any bankruptcy, insolvency, or debtor relief law;

(c)The filing by any creditor of Borrower of a petition seeking the involuntary bankruptcy or insolvency of Borrower that is not dismissed or discharged within 60 days from the date of filing the petition;

(d)The entry of a judgment against Borrower for the payment of money in an amount exceeding U.S. $50,000 that is not paid, stayed, or discharged within the time allowed by law for filing a notice of appeal of the judgment;

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(e)Borrower (i) makes a general assignment for the benefit of its creditors, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) seeks, consents, or acquiesces to the appointment of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, or (iv) suffers the appointment, without its consent or acquiescence, of a trustee, receiver, liquidator, or fiscal agent for all or a substantial part of its property, unless the appointment is vacated within 60 days after it becomes effective;

(f)Any representation or warranty made by Borrower in this Note is incorrect in any material respect;

(g)Borrower fails to observe or perform any covenant, condition, or agreement contained in this Note or any of the Credit Documents and the failure continues for 30 days after written notice to Borrower;

(h)Borrower fails to pay when due any of its indebtedness (other than debt arising under this Note but including any other liability that it owes to Lender) or any interest or premium thereon when due (whether by scheduled maturity, acceleration, demand, or otherwise) and the failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to the indebtedness;

(i)One or more orders or judgments have been entered against Borrower and all those orders or judgments have not been vacated, discharged, stayed, or bonded pending appeal within 30 days from their entry;

(j)The issuance of a writ of levy, distraint, execution, attachment, garnishment, or similar legal process (whether or not pursuant to a final judgment) against Borrower or any guarantor of this Note or any of their respective property in connection with a claim for the payment of money or damages in an amount exceeding $50,000;

(k)The sequestration or assumption of custody by a court having jurisdiction of all or a substantial part of the property of Borrower or any guarantor of this Note, unless the custody or sequestration is terminated within 30 days after it is effective;

(l)An attachment after judgment occurs on all or a substantial part of the property of Borrower or any guarantor of this Note, unless the resulting lien is discharged, or execution on the lien is stayed, within 15 days after it is issued or perfected;

(m)A revocation or attempted revocation of any guaranty of this Note;

(n)The violation of any law, or any act or omission, by Borrower or any guarantor of this Note that results in the imposition of a lien by operation of law on any of its property that is not discharged within 30 days after it attaches, unless the lien relates to a claim for payment of money or damages in an amount less than $50,000;

(o)A sale or transfer or all or a majority of the assets (measured by fair value) or the outstanding voting common stock of Borrower pursuant to a sale, lease, merger, spin-off, foreclosure, dissolution, bankruptcy, liquidation, consolidation, tender offer, share exchange, reorganization, recapitalization, or other transaction; or

(p)A breach or default by Borrower or any guarantor of this Note of any lease, contract, mortgage, agreement, instrument, promissory note, or other obligation or commitment to which it is a party or with respect to which it is otherwise liable that causes, with or without notice to Borrower or the guarantor, acceleration of the date when any liability, obligation, or indebtedness in the amount of $50,000 or more becomes due and payable.

If a “Default” occurs, the entire unpaid principal amount of this Note will become immediately due and payable without further demand or notice or presentment by the holder of this Note, and the holder of this Note may proceed to protect his rights in the manner provided by applicable law. The rights, remedies, powers, and privileges provided to Lender are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

13.Miscellaneous Provisions.

(a)Modification; Complete Agreement. A waiver, discharge, extension, amendment, modification, or termination of this Note will be valid and effective only if it is in writing and signed by both Borrower and Lender. A written waiver of a right, remedy, or obligation under any provision of this Note will not constitute a waiver of the provision itself, a waiver of any succeeding right, remedy, or obligation under the provision, or a waiver of any other right,

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remedy, or obligation under this Note. No delay or course of dealing by Lender in exercising any power, right, or remedy under this Note will operate as a waiver of any power, right, or remedy of Lender, except to the extent expressly manifested in a writing singed by or on behalf of Lender.

(b)Binding Effect. This Note is binding on and will inure to the benefit of Borrower and Lender and their respective successors and assigns (by operation of law or otherwise).

(c)Assignability; Third Party Rights. This Note is not assignable or transferable by Lender or Borrower without the written consent of the other party, and any attempted assignment or transfer of this Note by Borrower will constitute a Default under this Note. Nothing in this Note, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person, except Borrower and Lender and their respective successors and authorized assignees, any right, remedy, or claim under or because of either this Note or any provision of it.

(d)Governing Law; Venue. The validity, construction, enforcement, and interpretation of this Note are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts with laws of other jurisdictions. Borrower and every other person liable at any time for payment of this Note (i) waive presentment, protest, notice of protest, and notice of dishonor, (ii) consent to all extensions and renewals of this Note (as a whole or in part) and all delays in time of payment or other performance under this Note that the holder of this Note grants at any time and from time to time, without limitation and without notice to or further consent of Borrower, (iii) consent to the personal jurisdiction of the state and federal courts having jurisdiction over Lee County, Florida, (iv) authorize Lender to release any security for this Note without releasing or discharging its obligation to repay this Note, (v) stipulate that the proper, exclusive, and convenient venue for any legal proceeding relating to the enforcement of this Note is the Circuit Court of Lee County, Florida, for a state court proceeding, and the United States District Court for the Middle District of Florida, Fort Myers Division, for a federal district court proceeding, (vi) waive any defense, whether asserted by motion or pleading, that those venues are improper or inconvenient, and (vii) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A JURY TRIAL IN ANY LAWSUIT RELATING TO THIS NOTE. Borrower acknowledges that no representative of Lender has represented, expressly or otherwise, that Lender would not seek to enforce the foregoing waiver in the event of a legal proceeding, and Borrower has considered the implication of the foregoing waiver. Borrower shall pay all costs (as defined below) incurred by the holder of this Note in enforcing or collecting this Note.

(e)Form and Interpretation. The headings preceding the text of the sections of this Note are solely for conve- nient reference and neither constitute a part of this Note nor affect its meaning, interpretation, or effect. As used in this Note, (i) the word “including” is always without limitation, (ii) words in the singular number include words of the plural number and vice versa, (iii) the word “person” includes, in addition to a natural person, a trust, corporation, partnership, joint venture, association, unincorporated organization, or governmental authority, (iv) the word “law” includes a code, rule, statute, ordinance, or regulation and the common law arising from final, non-appealable decisions of state and federal courts in the United States of America, (v) “order” includes a writ, award, order, decree, ruling, judgment, or injunction of any court, tribunal, arbitrator, or governmental authority, (vi) “governmental authority” means a government, a central bank, a securities exchange, a public body or authority, a self-regulatory organization, and any governmental body, agency, branch, authority, commission, department, subdivision, or instrumentality, whether foreign, domestic, or supranational, or local, state, regional, or national, (vii) the word “days” means calendar days, including Saturdays, Sundays, and holidays observed by U.S. banks, (viii) the term “business day” means any day other than a Saturday, Sunday, or holiday observed by U.S. banks, (ix) the word “costs” includes the fees, costs, and expenses of agents, experts, attorneys, witnesses, mediators, arbitrators, accountants, consultants, investigators, collection agents, and supersedeas bonds, whether incurred before or after demand for payment or commencement of any legal proceedings, and whether incurred pursuant to trial, appellate, mediation, arbitration, bankruptcy, administrative, or judgment-execution proceedings, including efforts to obtain relief from any stay if Borrower or any other person liable for payment of this Note becomes subject to a bankruptcy proceeding, and (x) “lien” means any restriction on the use or transfer of property or any claim or charge in any interest in property securing an obligation owed to or claimed by a person other than the owner of the property, whether the claim or charge exists by reason of statute, contract, or common law, whether or not the interest is recorded or perfected, and irrespective of whether the interest is contingent on the occurrence of some future event or events or the existence of some future circumstance, and includes any lien, pledge, charge, mortgage, security interest, hypothecation, tax assessment, or other encumbrance, or any interest or title of any vendor, lessor, lender, or other secured party to or of the person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of the person, or any lien for damages, investigation costs, cleanup costs, and response costs incurred by any governmental authority under any environmental laws, and all reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions,

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leases, and other title exceptions and encumbrances affecting real property.

Whenever possible, each provision of this Note should be construed and interpreted so that it is valid and enforceable under applicable law. However, if a provision in this Note is held by a court to be invalid or unenforceable under applicable law, that provision will be deemed separable from the remaining provisions of this Note and will not affect the validity, interpretation, or effect of other provisions of this Note or the application of that provision to circumstances in which it is valid and enforceable. Lender and Borrower acknowledge that (A) this Note was drafted by legal counsel for Borrower on behalf of Borrower, (B) Lender has been advised that a conflict exists between his interests nd the interests of Borrower, (C) this Note may have significant tax, legal, and financial planning consequences to Lender, (D) Lender should seek the advice of independent counsel regarding those consequences, (E) counsel for Borrower has made no representations to Lender regarding those consequences, and (F) Lender has had the opportunity to seek the advice of independent counsel. Any ambiguity in this Note should not be construed against any of the parties based on any law or rule of contract construction that provides for ambiguity in an agreement to be construed against the party who drafted the agreement, and the parties waive any application of law or rule of construction to that effect.

Borrower’s obligations under this Note are independent of any other obligations of Borrower to Lender. All references to “Lender” in this Note include Lender’s successors in interest and every person to whom Lender or a subsequent holder of this Note assigns or endorses this Note in accordance with its terms.

(f)Notices. Every consent, demand, or notice required or permitted by this Note will be valid only if it is in writing and delivered personally or by commercial courier or first class, postage prepaid, United States mail (whether or not certified or registered and whether or not a return receipt is requested or received by the sender), and addressed, if to Borrower, at Borrower’s address listed below, and if to Lender, at the address specified in the first paragraph of this Note, or at any other address as Borrower or Lender may have designated to the other by notice given in accordance with this paragraph. A validly given consent, demand, or notice will be effective on the earlier of its receipt, if delivered personally or by commercial courier, or the third day after it is postmarked by the United States Postal Service, if delivered by first class, postage prepaid, United States mail. Each party promptly shall notify the other of any change in its mailing address listed in this Note.

14.Replacement of Note. Upon its receipt from Lender of evidence reasonably satisfactory to it of the loss, theft, mutilation, or destruction of this Note, Borrower shall execute, issue, and deliver to Lender, without charge and in substitution or exchange for the Note that has been lost, stolen, mutilated, or destroyed, a new Note of like tenor and dated and bearing interest from the date through which interest has been paid on the lost, stolen, mutilated, or destroyed Note.

15.Security. Initially, this Note will be unsecured. At any time, as a condition precedent to the continuation of the credit facility evidenced by this Note, Lender may require Borrower to secure the Loans by (a) pledging some or all of its assets to secure the Loans under the terms of security documents acceptable to Lender, (b) obtaining and pledging to Lender a life insurance policy on the life of Lender that requires the payment in full of this Note upon Lender’s death with the proceeds of that life insurance policy, and (c) other forms of security deemed necessary by Lender.

DATED: February 7, 2020.

EVOLUTION DEVELOPMENT GROUP, INC.

By:

Anthony Tann, Chief Operating Officer

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September 30, 2020

John Norman

10952 Esteban Drive

Fort Myers, Florida 33912

Re: Line of Credit Advances

Dear John:

This letter confirms the receipt by Evolution Development Group, Inc. (the “Company”) from you of the following advances under the Promissory Note dated February 7, 2020, executed by the Company in your favor pursuant to which you have extended a $200,000 revolving line of credit to the Company:

(a)a $25,000 advance on February 5, 2020;

(b)a $25,000 advance on February 18, 2020;

(c)a $25,000 advance on April 2, 2020;

(d)a $50,000 advance on August 14, 2020; and

(e)a $40,000 advance on September 28, 2020.

Very truly yours,

EVOLUTION DEVELOPMENT GROUP, INC.

Anthony S. Tann

Chief Operating Officer

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